UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MBIA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MBIA Inc.	Steven J. Gilbert
1 Manhattanville Road	Chairman
Suite 202	William C. Fallon
Purchase, NY 10577	Chief Executive Officer
914-273-4545

March 23, 2026

Dear Owners:

You are cordially invited to attend the annual meeting of MBIA shareholders (the “Annual Meeting”) on Tuesday, May 5, 2026 beginning at 10:00 a.m. ET. Consistent with Connecticut General Statutes, we will adopt a virtual format for our Annual Meeting to enable universal access and a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2026. For further information on how to participate in the Annual Meeting via live webcast, please consult the accompanying Notice of Annual Meeting of Shareholders and in the section captioned “General Information – How it Works” on page 1 of this Proxy Statement.

Our agenda for this year’s meeting is for shareholders to:

•
vote on the election of Directors;
•
express their opinion, on an advisory basis, on executive compensation; and
•
ratify the selection of independent auditors for 2026.

After the formal agenda is completed, we will be happy to answer any questions you may have. This year, the shareholder Q&A session will feature questions submitted both live and in advance. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with the control number (“Control Number”) found next to the label for postal mail recipients or within the body of the email sending you the Proxy Statement. Live questions may be submitted online beginning shortly before the start of the Annual Meeting.

Even if you do not plan to participate in the annual meeting, we urge you to vote your shares. Instructions for using all of the available voting options are included in the enclosed proxy statement.

We appreciate your continued support on these matters and look forward to seeing you at the meeting.

Very truly yours,

Steven J. Gilbert Chairman	William C. Fallon Chief Executive Officer

MBIA Inc.

Notice of Annual Meeting of Shareholders

and Proxy Statement

Dear Shareholders:

We will hold the 2026 Annual Meeting of MBIA Inc. (“MBIA” or the “Company”) Shareholders (the “Annual Meeting”) on Tuesday, May 5, 2026 beginning at 10:00 a.m. ET. Consistent with Connecticut General Statutes, we have again adopted a virtual format for our Annual Meeting to enable universal access and a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2026. Our agenda for this year’s meeting is for shareholders to:

1.
elect six Directors for a term of one year, expiring at the 2027 Annual Meeting;
2.
express their opinion, on an advisory basis, on the compensation paid to the Company’s named Executive Officers (“NEOs”) as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including under the “Compensation discussion and analysis” and “Executive compensation tables” sections of the proxy statement;
3.
ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2026; and
4.
transact any other business as may properly come before the meeting.

These items are more fully described in the following pages.

This year, we have again elected to adopt the SEC rules that allow companies to furnish proxy materials to their shareholders over the Internet. The Notice of Internet Availability of Proxy Materials (the “Notice”) provided to shareholders contains instructions on how to access our 2025 Annual Report to Shareholders and proxy materials for the 2026 Annual Meeting online, how to request a paper copy of these materials and how to vote your shares. We expect to furnish the Notice to shareholders and make proxy materials available beginning on or about March 23, 2026.

The Notice provides instructions regarding how to view our proxy materials for the 2026 Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and vote, you will need to visit www.proxyvote.com and have available the 16-digit control number(s) contained on your Notice. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them or you own shares of MBIA Inc. in the MBIA Inc. 401(k) Plan or MBIA Inc. Non-Qualified Retirement Plan. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before April 21, 2026. To request paper copies, shareholders can go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. When requesting materials by email, please send a blank email with your 16-digit control number(s) (located on the Notice) in the subject line. A certified list of shareholders will be available for inspection beginning two days following the date of this Notice at www.proxyvote.com by logging in with your 16-digit control number(s) and during the Annual Meeting at www.virtualshareholdermeeting.com/MBI2026 on the link marked “Registered Shareholder List”.

You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions under “General information––Voting” to vote your shares using the Internet. After submitting your vote, follow the prompts to sign up for electronic delivery.

Sincerely,

William J. Rizzo
Secretary

The enclosed proxy is solicited on behalf of the Board of Directors of MBIA Inc., for use at the Annual Meeting of shareholders to be held on Tuesday, May 5, 2026 at 10:00 a.m. ET, or at any adjournment or postponement of the Annual Meeting, for purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. Consistent with Connecticut General Statutes, we have adopted a virtual format for our Annual Meeting to provide universal access and a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2026.

10%

General information

How it works. The Board of Directors of the Company is soliciting shareholders’ proxies in connection with the Annual Meeting of Shareholders to be held on Tuesday, May 5, 2026 at 10:00 a.m. ET. Consistent with Connecticut General Statutes, we have adopted a virtual format for our Annual Meeting to enable universal access and a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2026. Only shareholders of record at the close of business on March 12, 2026 may vote at the Annual Meeting. As of March 12, 2026, there were 50,933,521 shares of our common stock (which is our only class of voting stock) outstanding and eligible to be voted. Treasury shares (including National Public Finance Guarantee Corporation’s MBIA Inc. shares) are not voted. Each shareholder has one vote for each share of MBIA common stock owned on the record date for all matters being voted on at the Annual Meeting. A certified list of shareholders will be available for inspection beginning two days following the date of the Notice at www.proxyvote.com by logging in with your 16-digit control number(s) and during the Annual Meeting at www.virtualshareholdermeeting.com/MBI2026 on the link marked “Registered Shareholder List”.

A quorum is constituted by the participation, either remotely via live webcast, or by proxy, of holders of our common stock representing a majority of the number of shares of common stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

Voting. If you hold shares in more than one account (e.g., you are a shareholder of record, own shares in the Company’s 401(k) Plan or Non-Qualified Retirement Plan, and beneficially own shares in one or more personal brokerage accounts, or any combination of the foregoing), you may receive more than one Notice and/or proxy card. Accordingly, in order to vote all of your shares, you will need to vote more than once by following the instructions on each of the items you receive.

You may vote using the following methods:

Internet. You may vote on the Internet up until 11:59 PM ET the day before the meeting by going to the website for Internet voting on the Notice or proxy card (www.proxyvote.com) and following the instructions on the website. Have your Notice or proxy card available when you access the web page. If you vote over the Internet, you should not return your proxy card.

Telephone. If you received your proxy materials by mail, or if you received a Notice and requested a paper copy of the materials, you may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day up until 11:59 PM ET the day before the Annual Meeting, and following the prerecorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card. Notice recipients should first visit the Internet site listed on the Notice to review the proxy materials before voting by telephone.

Mail. If you received your proxy materials by mail, or if you received a Notice and requested a paper copy of the materials, you may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided or as directed on the voting instruction form so that it arrives before the Annual Meeting.

Participation in Annual Meeting via live webcast. You may participate in the Annual Meeting via live webcast and cast your vote online during the Annual Meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/MBI2026.

You can revoke your proxy at any time before the Annual Meeting. If your shares are held in street name, you must follow the instructions of your broker to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise the Secretary in writing that you are revoking your proxy, deliver later-dated proxy instructions, use the phone or online voting procedures or participate in the Annual Meeting via live webcast and vote online during the Annual Meeting prior to the closing of the polls. Unless you decide to attend the Annual Meeting via live webcast and vote your shares during the Annual Meeting after you have submitted voting instructions, we recommend that you revoke or amend your prior instructions in the same way you initially gave them – that is, by Internet, telephone, or mail. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as our Board recommends.

If your shares are held in street name, you may receive voting instructions from the holder of record. If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Brokers do not have discretionary authority to vote on the election of Directors (Proposal 1) or the advisory vote on NEO compensation (Proposal 2). Please instruct your broker so your votes can be counted.

Dissenters’ rights. Under Connecticut law, dissenters’ rights are not available with respect to the matters included in the formal agenda for the 2026 Annual Meeting of Shareholders.

Miscellaneous. The cost to prepare and mail these proxy materials will be borne by the Company. Proxies may be solicited by mail, in person or by telephone by Directors, officers and regular employees of the Company without extra compensation and at the Company’s expense. The Company will also ask bankers and brokers to solicit proxies from their customers holding shares of MBIA common stock and will reimburse them for reasonable expenses.

A copy of the Company’s Annual Report on Form 10-K is available on the Company’s website, www.mbia.com, under the “SEC Filings” link or by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 202, Purchase, New York 10577.

Summary of Board of Director Nominees

The following table provides summary information about each Director nominee. See page 49 for more information about each Director and the Company’s Proposal 1: Election of Directors.

Name	Director Since	Independent	Committees
			E	FR	CG	A

Diane L. Dewbrey Former Chair of the Board of Enventis, Inc.	2018	Yes		•	C	•
William C. Fallon CEO of MBIA Inc.	2017	No	•
Steven J. Gilbert Chairman of the Board of Gilbert Global Equity Partners, L.P.	2011	Yes	C	•	•	•
Janice L. Innis-Thompson SVP, Corporate Litigation and Legal Operations of Nationwide Mutual Insurance Company	2021	Yes		•	•	•
Theodore Shasta Former SVP and Partner of Wellington Management Company	2009	Yes	•	•	•	C
Richard C. Vaughan Former EVP and CFO of Lincoln Financial Group	2007	Yes	•	C	•	•

E: Executive, FR: Finance and Risk, CG: Compensation and Governance, A: Audit

•: Member, C: Chair

Board of Directors corporate governance

The Board of Directors and its committees

The Board of Directors supervises the overall affairs of the Company. To assist it in carrying out these responsibilities, the Board has delegated authority to the three regular committees described below, as well as the Executive Committee on an as-needed basis. The Board of Directors met five times in regular sessions during 2025. The Board of Directors has regularly scheduled non-management Director meetings. Pursuant to the MBIA Inc. Board Corporate Governance Practices (the “Board Practices”), each Director is expected to attend at least 75% of all Board meetings and committee meetings of which that Director is a member, on a combined basis. All of the Directors met this requirement in 2025. The Board Practices can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link, and are available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 202, Purchase, New York 10577. Pursuant to the Board Practices, Directors are required to attend annual shareholder meetings, barring unusual circumstances. The 2025 Annual Meeting was attended by each of the Company’s Directors.

Regular Board committees. Each regular Board committee and the Executive Committee has a charter, which can be found on the Company’s website, www.mbia.com, under the “Corporate Responsibility and Governance” link, and is available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 202, Purchase, New York 10577. The committees are described below.

Executive Committee. The Executive Committee, which at year-end consisted of Messrs. Gilbert (Chair), Fallon, Shasta and Vaughan, did not meet during 2025. This Committee is authorized to exercise powers of the Board during intervals between Board meetings, subject to limitations set forth in the By-Laws of the Company and the Committee’s Charter.

Finance and Risk Committee. The Finance and Risk Committee, which at year-end consisted of Messrs. Vaughan (Chair), Gilbert and Shasta, and Mss. Dewbrey and Innis-Thompson, met four times in regular sessions during 2025. This Committee assists the Board in monitoring the Company’s (i) proprietary investment portfolios, (ii) capital and liquidity, (iii) exposure to changes in market value of assets and liabilities, (iv) credit exposures in the insured portfolios, and (v) financial risk management policies and procedures, including regulatory requirements and limits.

Compensation and Governance Committee. The Compensation and Governance Committee (the “C&G Committee”), which at year-end consisted of Mss. Dewbrey (Chair) and Innis-Thompson, and Messrs. Gilbert, Shasta and Vaughan, met five times in regular sessions during 2025. In accordance with the C&G Committee Charter, the provisions of Rule 10C-1(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange (the “NYSE”), the Board of Directors has affirmatively determined that each of the C&G Committee members is independent. As part of its specific role, the C&G Committee is responsible for (i) setting the overall compensation principles of the Company, (ii) overseeing executive compensation, (iii) reviewing the Company’s compensation and benefits program, (iv) overseeing the retention of the Committee’s advisers, (v) overseeing significant organizational and personnel matters, (vi) determining the membership, size and composition of the Board, (vii) setting Directors’ compensation, (viii) selecting Directors to serve on the Board committees, and (ix) developing corporate governance principles and practices. The Board approves the CEO’s compensation level and approves the recommendations of the C&G Committee for the other NEOs’ compensation levels. Since 2005, the C&G Committee has retained compensation consulting firms to assist and advise it in conducting reviews of the Company’s compensation plans for appropriateness and to assess the competitiveness of the Company’s compensation levels relative to market practice.

Compensation and Governance Committee interlocks and insider participation. No member of the C&G Committee has ever been an officer or employee of the Company or any of its subsidiaries. During 2025, no NEO served as a Director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers is or has been a Director of the Company or a member of the Company’s C&G Committee.

Audit Committee. The Audit Committee, which at year-end consisted of Messrs. Shasta (Chair), Gilbert and Vaughan, and Mss. Dewbrey and Innis-Thompson, met five times in regular sessions during 2025. In accordance with the Audit Committee Charter and the listing standards of the NYSE, each of the Audit Committee members are independent. In addition, the Board has designated Mss. Dewbrey and Innis-Thompson, and Messrs. Gilbert, Shasta and Vaughan as the “audit committee financial experts” (as defined under applicable Securities and Exchange Commission (“SEC”) rules) on the Audit Committee. This Committee assists the Board in monitoring the (i) integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) qualifications and independence of the Company’s independent auditor, (iii) performance of the Company’s internal audit function and independent auditor, (iv) Company’s compliance policies and procedures and its compliance with legal and regulatory requirements, and (v) performance of the Company’s operational risk management function which includes protecting the enterprise from cyber risks.

Process for Director searches

With the Company’s operating subsidiaries in runoff, and not expected to resume new business activities, it is not expected that the Company will need or seek to add additional Directors. Should any of the current Directors not be re-elected, or voluntarily resign, potential Director nominees will be selected in light of the Board’s needs at the time, with reference to the importance the Company places on having a diverse Board reflecting a range of skills, backgrounds and personal characteristics. More specifically, the C&G Committee assesses potential nominees based on his, her or their relevant business and other skills and experience; personal character and judgment; diversity of experience; self-identified specific diversity characteristics in accordance with the Board Practices; ability to devote significant time to Board activities; independence; financial literacy; and knowledge of and familiarity with the Company’s businesses.

The C&G Committee uses both referrals and third-party search firms to assist in identifying and evaluating potential nominees for election as directors. Potential candidates are first reviewed and evaluated by the Chair of the C&G Committee. If the Chair of the C&G Committee concludes that a candidate merits further consideration, then one or more other members of the C&G Committee designated by the Chair will interview the candidate and decide whether the candidate should be interviewed by other board members. Potential nominees are then interviewed by all of the other members of the C&G Committee, the Chairman of the Board and by the CEO prior to any recommendation to the Board that the potential nominee be nominated or elected as a Director by the Board.

The Board Practices provide that Director candidates may be identified by the Company’s Board of Directors or a corporate shareholder. Shareholders may recommend a potential nominee by sending a letter to the Company’s Corporate Secretary at MBIA Inc., 1 Manhattanville Road, Suite 202, Purchase, New York 10577. No potential nominees were recommended by shareholders in 2025.

Consideration of Board diversity. The Board Practices include guidelines for selecting Directors, pursuant to which Board selections should reflect sensitivity to diversity. We believe that diversity among members of the Board is important to optimize its ability to perform its duties. Accordingly, in recommending nominees, the C&G Committee considers a wide range of individual perspectives and backgrounds in addition to diversity in professional experience and training. Under the Board Practices, in selecting nominees for the Board, the Board seeks a combination of active or former senior business executives of major complex businesses (from different industry sectors), leading academics, and individuals with substantial records of business achievement, government service or other leadership roles in the not-for-profit sector, including individuals with specific knowledge and experience relevant to the Company’s business. In addition, the C&G Committee strives to promote a Board that reflects the diversity and values of our key constituencies (clients, employees, business partners and shareholders), including individuals’ self-identified gender and ethnicity. These guidelines for selecting candidates for nomination to the Board promote diversity among the Directors, and the C&G Committee and the Board evaluate the composition of the Board in order to assess the effectiveness of the guidelines. The results of these evaluations inform the process for identifying candidates for nomination to the Board. As set forth below in their biographies, we continue to believe that the proposed slate of Board of Director nominees possess diverse skill sets, and broad experience across the insurance, banking, auditing and strategic planning industries, that will help guide the Company in its current business environment.

Board leadership structure

The offices of Chairman of the Board and CEO of the Company are separate. The Chairman is responsible for presiding over meetings of the Board and the Company’s shareholders and performing such other duties as directed by the Board. The CEO is responsible for formulating policy and strategic direction for the Company and executing the Company’s business plan and strategy under plans approved by the Board, providing management of the Company’s day-to-day operations, hiring, directing and retaining senior management, serving as spokesperson for the Company and performing such other duties as directed by the Board or required by law.

Given that the roles of CEO and Chairman are well defined, the Board does not believe there is a risk of confusion or duplication between the two positions.

Board and Board committee roles in risk oversight

The Board and its committees oversee various risks faced by the Company and its subsidiaries. The Board regularly evaluates and discusses risks associated with strategic initiatives, and the CEO’s risk management performance is one of the criteria used by the Board in evaluating the CEO. On an annual basis, the Board also evaluates and approves the Company’s Risk Management and Tolerance Policy. The purpose of the Risk Management and Tolerance Policy is to set the policy that defines the risks the Company is willing to accept in pursuit of its goal of optimizing long term risk adjusted value for shareholders. The Board’s Audit Committee and its Finance and Risk Committee also play an important role in overseeing different types of risks.

The Audit Committee oversees risks associated with financial and other reporting, auditing, legal and regulatory compliance, and risks that may otherwise result from the Company’s operations, including cybersecurity risk. The Audit Committee oversees these risks by monitoring (i) the integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the

Company’s internal audit function and independent auditor, (iv) the Company’s compliance policies and procedures and its compliance with legal and regulatory requirements, and (v) the performance of the Company’s operational risk management function. In connection with its oversight of cybersecurity risk, the Audit Committee receives semi-annual, or more frequent as appropriate, briefings from the Company’s senior management and Enterprise Security Council concerning, among other topics, the implementation of the Company’s Cybersecurity Policy, its ongoing training to prevent, identify and react to security incidents, periodic vulnerability assessments performed by outside vendors, and Internal Audit’s periodic reviews of MBIA’s data security policies and procedures.

The Finance and Risk Committee oversees the Company’s credit risk governance framework, market risk, liquidity risk and other material financial risks. The Finance and Risk Committee oversees these risks by monitoring the Company’s (i) proprietary investment portfolios, (ii) capital and liquidity, (iii) exposure to changes in the market value of assets and liabilities, (iv) credit exposures in the insured portfolios, and (v) financial risk management policies and procedures, including regulatory requirements and limits. The Finance and Risk Committee’s responsibilities help manage risks associated with the Company’s investment and insured portfolios, liquidity and lines of business.

At each regular meeting of the Board, the Chairs of each of these committees report to the full Board regarding the meetings and activities of the committee.

Board Management of Environmental & Social Responsibility

MBIA recognizes and embraces its responsibilities to the environment and to the promotion of social welfare, and its Board has adopted those goals as priorities as well. The Company has long and comprehensively assessed the impact of environmental risk on its insured portfolios, regularly reporting to the Board on these risks. The Company has also demonstrated a strong commitment to environmental and social responsibility, though the nature of its business, small size and current operations provide management with limited opportunities to improve upon that record. The Company’s Risk Oversight Committee, which includes its CEO, a member of the Board, regularly reviews and implements policies and decisions related to environmental and social governance risks.

Environmental Risk Management

As a financial guaranty insurance company with only 57 employees (as of December 31, 2025) and a single corporate location dedicated entirely to analytical and administrative functions, MBIA has a very limited impact on the environment. Nonetheless, the Company is committed to responsible stewardship of the environment wherever feasible and has taken actions such as encouraging a move toward a paperless office, investing heavily in imaging technology corporate records, and implementing the SEC’s Notice and Access program for electronic disclosure resulting in a significantly reduced number of printed disclosures produced each year.

Climate Change Risk Management

As part of its Enterprise Risk Management framework, MBIA has identified climate change as a risk to its insured portfolio of public finance credits. While the Company’s insurance subsidiaries are no longer writing new business and therefore do not need to assess climate risk in the context of underwriting decisions, the significant majority of MBIA’s outstanding insured exposure is to U.S. municipalities, which will take decades to run off and are subject to both direct and indirect effects of climate change including an increasing risk to severe weather events. In response to these threats, MBIA’s risk management and insured portfolio management groups have identified the sectors of the insured portfolio that are particularly vulnerable to the impacts of climate change and factor these risks into internal ratings, frequency of review and potential remedial action.

Social Risk Management and Employment Policies

MBIA is committed to promoting social welfare – for its employees, the communities in which they live and work, and the citizens in the municipalities that benefit from its insurance. It is MBIA’s policy to ensure equal employment opportunity for all job applicants and employees with regard to all personnel-related matters, including, but not limited to recruitment, hiring, placement, promotion, compensation, benefits, transfers and training and all other terms and conditions of employment. In all such activities, MBIA’s Equal Employment Opportunity and Non-Discrimination and Anti-Harassment Policy prohibits discrimination or harassment against any persons because of age, gender (including gender identity or gender expression), sex, race, color, religion, creed, marital status, sexual orientation, pregnancy, disability, national origin, alien or citizenship status, genetic predisposition or carrier status, military or veteran status, or any other characteristic protected by law. MBIA prohibits retaliation or adverse employment action against any individual who, in good faith, reports discrimination or harassment or participates in an investigation of such reports.

MBIA reasonably accommodates employees and applicants with disabilities (including temporary disabilities), those who are pregnant, nursing mothers, and those with sincerely held religious beliefs, in accordance with applicable law. MBIA offers its employees a comprehensive compensation and benefits package that includes a competitive salary and an annual cash performance bonus, paid time-off benefits, health and welfare voluntary benefits that include medical and dental insurance, a health savings account that includes a company match to employee contributions, and supplemental life insurance.

MBIA‘s corporate mission has long included enhancing the strength and vitality of communities, whether through offering its insurance product, which reduces the borrowing cost of towns, cities and municipalities, or through the sponsorship of many diverse philanthropic efforts. Additionally, MBIA promotes employee volunteerism through its annual company-wide days of service and various volunteer initiatives.

Shareholder communications

Shareholders or interested parties wishing to communicate with our Chairman or with the non-management Directors as a group may do so by submitting a communication in a confidential envelope addressed to the Chairman or the non-management Directors, in care of the Company’s Corporate Secretary, 1 Manhattanville Road, Suite 202, Purchase, New York 10577.

Company Standard of Conduct

The Company has adopted a Standard of Conduct that applies to all Directors and employees, including the Chief Executive Officer, Chief Financial Officer and Controller, and certain third parties. The Standard of Conduct, which also constitutes a code of ethics as that term is defined in Item 406(b) of Regulation S-K, can be found on the Company’s website, www.mbia.com, under the “Corporate Responsibility and Governance” link, and is available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 202, Purchase, New York 10577. The Company intends to satisfy the disclosure requirements of Form 8-K regarding an amendment to, or waiver from, an element of its code of ethics enumerated in Item 406(b) of Regulation S-K by posting such information on the Company’s website, www.mbia.com, under the “Corporate Responsibility and Governance” link.

Independent Directors’ compensation

Directors’ retainer and meeting fees. In 2025, the Company paid Directors who are not Executive Officers an annual retainer fee of $75,000 plus an additional $2,000 for attendance at each Board meeting and each meeting of each committee on which they served (and $1,000 for each special telephonic meeting). The Company also paid each Committee Chair an annual Committee Chair retainer of $25,000. The Chairman is paid an additional retainer of $125,000. New Directors are paid a fee of $2,000 for each day of orientation.

An eligible Director may elect annually to receive retainer and meeting fees either in cash or in shares of MBIA Inc. common stock on a quarterly basis with no deferral of income, or to defer receipt of all or a portion of such compensation until a time following termination of such Director’s service on the Board. A Director electing to defer compensation may choose to allocate deferred amounts to either a hypothetical investment account (the “Investment Account”), or a hypothetical share account (the “Share Account”), which have been set up to credit such deferred payments. Such deferral elections are made under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan (the “Plan”).

Amounts allocated to the Investment Account are credited to a hypothetical money market account. Amounts allocated to the Share Account are converted into share units with each such unit representing the right to receive a share of MBIA common stock at the time or times distributions are made under the Plan. Dividends are paid as stock units each quarter if applicable. Distributions of amounts allocated to the Share Account are made in shares of common stock.

Directors’ restricted stock grants. In addition to the annual cash fees payable to Directors for 2025, the Company also granted Directors an award of time-based restricted stock in 2025 with a value of $100,000 at the time of grant. New Directors elected to the Board also receive a one-time grant of restricted stock with a value of $100,000 at the time of grant. The Directors’ restricted stock grants are awarded under the Amended and Restated MBIA Inc. Omnibus Incentive Plan (the “Omnibus Plan”) (formerly the MBIA Inc. 2005 Omnibus Incentive Plan), which is a shareholder approved compensation plan.

The restricted stock granted in 2025 is subject to a one-year restricted period during which the shares are subject to forfeiture restrictions and restrictions on transferability. The restricted period applicable to a restricted stock award will lapse and the shares will become freely transferable prior to the first anniversary of the date of the restricted stock grant upon the earlier of: (i) the death or disability of a participating Director, (ii) a change of control in the Company as defined in the Omnibus Plan, (iii) the Company’s failure to nominate a participating Director for re-election, or (iv) the failure of the shareholders to elect a participating Director at any shareholders meeting. Unless otherwise approved by the Compensation Committee, if a participating Director leaves the Board for any reason other than the foregoing at any time prior to the first anniversary of the date of the restricted stock grant, the restricted stock will revert back to the Company.

Directors’ total compensation components. Directors’ compensation for 2025 consisted of the following components. There was no change from 2024.

Directors’ total compensation components	2025

Board Annual Retainer	$75,000
Committee Chair Retainer	$25,000
Chairman Retainer	$125,000
Board & Committee Meeting Fee (per meeting)	$2,000
Special Telephonic Meeting Fee (per meeting)	$1,000
New Director Orientation Fee (per day)	$2,000
Annual Restricted Stock Grant	$100,000
New Director Restricted Stock Grant	$100,000

Directors’ total compensation for 2026. No change to Director compensation is expected for 2026.

Directors’ total compensation earned or paid in 2025. The amounts shown below represent compensation earned or paid and stock awarded in 2025 for each of the Directors. The Company does not provide perquisites to its Directors.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total Compensation ($)

Diane L. Dewbrey	138,000	100,000	0	238,000
Steven J. Gilbert	263,000	100,000	0	363,000
Janice L. Innis-Thompson	113,000	100,000	0	213,000
Theodore Shasta	138,000	100,000	0	238,000
Richard C. Vaughan	138,000	100,000	0	238,000

(1)
The amounts shown include the payment and deferral of Directors’ retainer and meeting fees.
(2)
The amounts shown represent the grant date value of the time-based restricted stock awards, computed in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718.
(3)
There were no cash payments issued to any of the Directors’ in 2025.

Directors’ deferred compensation balances and equity holdings as of December 31, 2025. The following table shows restricted stock holdings as of December 31, 2025. Amounts shown are based on $7.16 per share, the closing fair market value of the shares on December 31, 2025.

Name	Restricted Stock Holdings (#)	Restricted Stock Holdings ($)

Diane L. Dewbrey	23,095	165,360
Steven J. Gilbert	23,095	165,360
Janice L. Innis-Thompson	23,095	165,360
Theodore Shasta	23,095	165,360
Richard C. Vaughan	23,095	165,360

As described under “Directors’ retainer and meeting fees” above, a Director may choose to allocate deferred retainer and meeting fees to either an Investment Account or a Share Account. There are no Directors with account balances under the Investment and Share Accounts.

Executive Officer Directors. Mr. Fallon received no compensation for his services as a Director during 2025.

Directors’ stock ownership guidelines. The Company has Director stock ownership guidelines to align Directors’ interests with those of our shareholders. Under these guidelines, within four years of first being elected, a Director is expected to own Company stock worth approximately five times their annual retainer. This includes shares of MBIA common stock held directly, common stock equivalent deferral units held under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan and restricted stock awarded to directors. Four out of our five current Directors have exceeded the Company’s stock ownership guidelines for Directors.

Audit Committee report

The Audit Committee is composed of five Independent Directors who are not employees or officers of the Company. In the business judgment of the Board, these Directors are free of any relationship that would interfere with their independent judgments as members of the Audit Committee.

This report of the Audit Committee covers the following topics:

1.
Respective roles of the Audit Committee, Company management and the Independent Registered Public Accounting Firm (“Independent Auditors”)
2.
2025 Activities
3.
Limitations of the Audit Committee

1. Respective roles of the Audit Committee, Company management and the Independent Auditors

We are appointed by the Board of Directors of the Company to monitor (i) the integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditor, (iv) the Company’s compliance policies and procedures and its compliance with legal and regulatory requirements and (v) the performance of the Company’s operational risk management function which includes protecting the enterprise from cyber risk. We also recommend to the Board of Directors the selection of the Company’s outside auditors.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the Company’s Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The independent auditors, PricewaterhouseCoopers LLP (“PwC”), are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion with respect to the fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and the effectiveness of internal control over financial reporting.

2. 2025 Activities

In performing our oversight role for 2025, we have:

•
considered and discussed the audited financial statements for 2025 with management and the independent auditors;
•
discussed and reviewed all communication with the auditors, as required by PCAOB Auditing Standard No. 16, “Communications with Audit Committees” and SEC Rule 2-07, “Communication with Audit Committees.” We have received a letter from the independent auditors as required by PCAOB Rule 3526, “Communications with Audit Committees Concerning Independence.” In connection with this requirement, PwC has not provided to the Company any information technology consulting services relating to financial information systems design and implementation;
•
considered the other non-audit services by the Company’s independent auditors and concluded that such services were not incompatible with maintaining their independence;
•
reviewed and discussed with management and PwC the Company’s critical accounting policies, estimates and judgments;
•
reviewed the various matters and questions recommended by the PCAOB in its May 2015 publication, “Audit Committee Dialogue”, to ensure that we addressed with PwC those matters and questions relevant to the Company;

•
received briefings from Senior Management and the Enterprise Security Council on matters including the implementation of the Company’s Cybersecurity Policy and other related matters; and
•
performed other functions as set forth in the Audit Committee Charter (a copy of which can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link).

Based on the reviews and discussions we describe in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

3. Limitations of the Audit Committee

As members of the Audit Committee, we are not employees of the Company nor are we professionally engaged in, nor experts in the practices of, auditing or accounting. Nor are we experts with respect to determining auditor independence. We rely on the information, representations, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of the Company, its legal counsel, independent accountants or other persons with professional or expert competence. Therefore, we do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that PwC is in fact “independent.” Furthermore, the Audit Committee has not conducted independent procedures to ensure that management has maintained appropriate accounting and financial reporting principles or internal controls designed to assure compliance with accounting standards and applicable laws and regulations.

Date: February 10, 2026

The Audit Committee

Mr. Theodore Shasta (Chair)

Ms. Diane L. Dewbrey

Mr. Steven J. Gilbert

Ms. Janice L. Innis-Thompson

Mr. Richard C. Vaughan

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. `

Compensation Discussion & Analysis

This section is organized as follows:

You will find that the following terms are used in this section and we note below the meanings in the interest of clarity.

Term	Meaning

Annual Incentive	Compensation that can be earned based on performance measured over a one-year period
Forfeit	Share awards that were given up
Long-Term Incentive(s)

Compensation that can be earned after a period of at least three-years based on either performance measured over that period (performance-based long-term incentive awards) or continued employment (time-based long-term incentive awards)

Lapse	Share awards that were not earned or paid due to the associated performance conditions not being achieved
MBIA	Equivalent to MBIA Inc., the parent and holding company in which you hold shares
MBIA Insurance	MBIA Insurance Corporation, an operating subsidiary of MBIA
National	National Public Finance Guarantee Corporation, an operating subsidiary of MBIA
Performance-based compensation	Compensation that is payable contingent on the achievement of associated performance conditions, i.e., annual incentive compensation and performance-based long-term incentive awards
Target Total Compensation	The aggregate value of base salary, target annual incentive and the target value of long-term incentive awards
Variable Compensation	Compensation that can change in value based on either the achievement of associated performance conditions, or the value of MBIA’s stock price

About MBIA

MBIA is a provider of financial guaranty insurance. While our operating companies are not writing new insurance policies, our primary business has been to provide financial guarantee insurance to the United States’ public finance markets through our indirect, wholly-owned subsidiary, National. National’s financial guarantee insurance policies provide investors with unconditional and irrevocable guarantees of the payment of the principal, interest or other amounts owing on insured obligations when due. MBIA has also provided financial guarantee insurance in the international and structured finance markets through its subsidiary, MBIA Insurance. MBIA’s overarching focus today is fourfold:

•
ensuring adequate liquidity exists at the holding company to satisfy all outstanding obligations;
•
mitigating losses at National and MBIA Insurance while maximizing recoveries on paid insurance claims;
•
ensuring that we continue to honor all policyholder claims; and
•
in light of the runoff position of its operating subsidiaries, evaluating and pursuing strategic alternatives for the benefit of the company’s shareholders, policyholders, employees and other consultants. Our executive compensation program reflects these areas of focus.

Letter from the Compensation and Governance Committee

On behalf of the Compensation & Governance Committee (the “Committee”), and the MBIA Board of Directors (the “Board”), I am pleased to introduce our Compensation Discussion & Analysis (“CD&A”). This section of our Proxy Statement provides insight into our executive compensation program, including the key decisions made during the year and the associated outcomes.

2025 Business and Performance Highlights

The Company continued to make material progress toward its long-term strategic objectives in 2025.

National substantially reduced its PREPA exposure. In August it succeeded in selling $374 million dollars of paid PREPA-related bankruptcy claims at accretive levels. As a result of this sale, National's financial results benefited from lower losses and loss adjustment expenses associated with National's PREPA exposure and higher estimated recoveries on National's remaining PREPA exposure. National's PREPA exposure now amounts to $425 million of gross par outstanding.

In addition, National, together with other PREPA creditors, have joined forces in opposition to PREPA's proposed plan of adjustment. The combined group now represents over 90% of PREPA's bondholders.

More broadly, the Company increased its liquidity position and saw the insured portfolios of its operating companies continue to amortize.

The Company will most likely await the resolution of PREPA before re-engaging in a sales process, however, no specific outcome can be guaranteed.

Pay and Performance for 2025

Our executive compensation program is designed to align pay with company performance over both the short-term and long- term, while retaining a proven and experienced executive leadership team when the company is in run-off. Aligned with the performance and achievements described above, both the annual and performance-vested long-term incentives were earned above target.

•
Our NEOs’ 2023 performance-based share awards, subject to absolute total shareholder return (“TSR”) performance over the three-year period ended December 31, 2025, were earned at 110% of target due to 28.9% TSR growth (8.83% on an annualized basis) over the three-year performance period. This is in contrast to the previous performance share award where the threshold was not met resulting in complete forfeiture of the award. The earned shares vest on the third, fourth and fifth anniversaries of the initial date of grant of the target award demonstrating the long-term orientation of our equity program.
•
The 2025 annual incentive was graded at 118% of target driven by material reduction in losses and loss adjustment expenses at National in connection with its exposure to PREPA. Each NEO’s individual outcome reflected the Company performance score of 118% of target and was unchanged following an assessment of individual performance.

These results, particularly when considered in light of prior outcomes, reflect our compensation program’s effectiveness in tying the experience of our long-term shareholders to that of our senior executives.

Further details on the outcomes under the incentive plans are described in the body of the CD&A and footnotes to the compensation tables.

Shareholder Engagement

Engagement with our shareholders remains a meaningful component of our governance practices. In 2025, we were pleased to see another year of strong say on pay support for our NEO compensation decisions. During the year, we continued to communicate actively with our long-term investors and invite additional feedback they wished to provide. We reached out offering meetings to investors representing more than 37% of our shares outstanding as of the 2025 record date and engaged with all of those who expressed an interest in providing feedback.

Taking account of the vote outcome and feedback received in recent years, the Committee believes that the compensation program remains properly structured to reflect our run-off status, address the generation of long-term value and align the interests of our investors, policyholders, and executives. The structure is intended to balance our need to retain and motivate our senior leadership team and our determination to maximize policyholder and investor interests. The Committee’s view is that each of our individual NEOs is experienced, distinctively skilled, and highly marketable. Given the Company’s ongoing period of challenge, and the value placed on historical knowledge of MBIA, the Committee believes that proactive compensation management aides in retention of senior talent.

We will continue to monitor feedback and engage with major shareholders in recognition of the value this input has into our decision-making process.

Overview of our Compensation Program

With both of its operating subsidiaries effectively in run-off, MBIA continues to be a company in transition. Our regulated insurance companies still maintain a collective portfolio of over $24 billion in issued financial guaranty policies. Our employees, including our NEOs, are charged with the critical task of ensuring that MBIA honors any and all claims presented by our insureds on the policies we have issued. This challenge is accompanied by our simultaneous commitment to focus on the generation of value for our shareholders, policyholders and other stakeholders. Our compensation program has been designed to reflect this and balances fixed and variable pay, the latter of which consists of an annual incentive and share-based long-term incentives.

MBIA considers 2025 target compensation to comprise base salary earned in 2025, the target annual incentive available for performance in 2025, and the share-based long-term incentive granted in the first quarter of 2026. This differs from how compensation is reported in the summary compensation table, which reflects equity granted during the year. Accordingly, for 2025, 76% of our CEO’s target total compensation was variable and 71% of the other NEOs’ respective aggregated target total compensation was variable.

Other key features of our program include the following:

Highlights of Program

•
Consistent corporate performance objectives across our incentive eligible population
•
Qualitative and quantitative performance metrics to balance short-term and long-term priorities, and discourage excessive risk-taking
•
Limited discretion in Committee evaluation of NEO performance, which is measured by application of MBIA’s quantifiable strategic scorecard in determining annual incentive awards, with the CEO’s award based solely on the company scorecard
•
Alignment in performance measurement between NEOs and the Company’s broader employee population

•
Heavy weighting towards equity compensation with five-year vesting periods, mandatory stock ownership guidelines and retention requirements beyond retirement
•
Compensation levels targeted at median against an appropriately sized peer group

We believe that the design of our program enhances the likelihood that our NEOs will remain with the Company, performing for the benefit of shareholders’ long-term interests.

Looking to the future

Consistent with 2025, long-term incentives awarded in the first quarter of 2026 were granted entirely in long-vested service-based equity. While our focus remains on aligning pay with performance, there are no logical quantitative metrics for which we can establish sufficiently informed goals. The Committee believes that long-vested service-based equity awards nonetheless embody pay for performance, as they promote a focus on value creation and realization for our shareholders and create meaningful alignment to our stock price performance. The awards continue to be subject to longer vesting requirements than is typical, with awards vesting in equal installments on the third, fourth and fifth anniversary of the date of grant.

We remain committed to maintaining the performance-oriented compensation structure which has been met with strong support in say-on-pay results. This will be reflected in the annual performance scorecard, used to determine annual incentive outcomes, and the inherent connection to the value of our stock through the use of equity-based incentive awards.

We do not otherwise anticipate significant changes to our compensation program in 2026. We have been diligent and forward-looking in promoting the Company’s dedication – not just to shareholders – but to all stakeholders, including its employees and the communities in which we operate. Our annual performance goals accordingly reconfirm our ongoing focus on corporate culture and human capital management as key drivers in driving successful outcomes. We continue to welcome shareholder feedback and will keep our programs, policies and practices subject to annual review.

On behalf of the Compensation & Governance Committee, Diane L. Dewbrey

Compensation & Governance Committee

Diane L. Dewbrey, Chair

Steven J. Gilbert

Janice L. Innis-Thompson

Theodore E. Shasta

Richard C. Vaughan

Compensation Overview

Named Executive Officers

Following are our NEOs in 2025, who are listed in the Summary Compensation Table.

•
William C. Fallon, Chief Executive Officer
•
Joseph R. Schachinger, EVP, Chief Financial Officer and Treasurer
•
Adam T. Bergonzi, AVP and National’s Chief Risk Officer
•
Daniel M. Avitabile, AVP and MBIA Insurance’s President and Chief Risk Officer
•
Christopher H. Young, AVP and National’s Chief Financial Officer

Compensation Strategy

Our compensation program is designed to retain and motivate a highly skilled team of senior executives whose collective performance will build sustainable shareholder value, align our senior executives’ interests with those of shareholders and avoid unnecessary or excessive risk.

We achieve these goals through a combination of fixed and variable compensation elements, with variable compensation contingent on successful performance in areas of critical strategic significance to MBIA and its shareholders, thus tying pay with MBIA’s performance.

Alignment with MBIA’s Corporate Strategies

To be successful in effectively tying pay to MBIA’s performance, it is critical that we align our compensation strategy with our overall corporate strategies.

MBIA is one of the largest operators in the financial guaranty insurance industry. While our operating companies are not writing new insurance policies, our primary business has been to provide financial guarantee insurance to the United States’ public finance markets through our indirect, wholly-owned subsidiary, National. MBIA has also provided financial guarantee insurance in the international and structured finance markets through its subsidiary, MBIA Insurance.

In February 2025, consistent with these areas of focus, senior management proposed a draft scorecard of corporate metrics to the Board, against which MBIA’s and its senior team’s performance in 2025 would be measured. The Board discussed the proposal at length with management during the February 2025 Board meeting, and ultimately approved the final scorecard. This scorecard identifies several broad performance categories for MBIA Inc., the holding company, National, MBIA Insurance, and the collective enterprise, with sub-goals established to measure performance within each category. The Board uses the quantitative score generated by this scorecard as the basis for evaluating and approving NEO annual incentive awards.

The 2025 scorecard is discussed in more depth in the section below labeled “Annual Incentive Awards for 2025 Performance”. In short, however, the performance metrics represented in the 2025 scorecard include the following:

Performance Metric	Why it Matters
Remediation of Problem Credits at National

Effectively remediating troubled credits within National’s portfolio, in particular its exposure relating to Puerto Rico Electric Power Authority
(PREPA) and its instrumentalities, is central to the long-term safety of National policyholders and the economic value proposition for our shareholders

MBIA Insurance Portfolio Management and Remediation	Evaluating the effective management of the MBIA Insurance portfolio and remediation of troubled credits ensures that appropriate incentives exist for the benefit of policyholders and creditors
MBIA Inc. Liquidity

Optimizing liquidity at the holding company, by ensuring adequate resources exist to meet future obligations, and properly managing the strategic use of capital, is of paramount importance to MBIA’s long-term financial health

Adjusted Book Value (“ABV”)	Targeting defined ABV goals provides a focus on the growth in the value of MBIA for our shareholders
Expense Management	Focusing on expense management ensures that MBIA is efficient in allocating resources where needed while complying with capital and liquidity requirements
People Management

At a juncture where the Company’s operating subsidiaries are in run-off, remaining focused on supporting, motivating and retaining key employees is critical to successfully pursuing our strategic endeavors for the benefit of shareholders and to execute our other goals

Compensation Practices

MBIA has adopted a number of policies and practices relating to compensation which we believe are in the best interests of our shareholders.

Best Practices and policies that we follow	Practices that we do not follow

•
Deliver the majority of target compensation in the form of variable pay
•
Tie variable pay to successful performance in areas of strategic significance
•
Assess performance both quantitatively and qualitatively to ensure appropriate outcomes
•
Cap the cash annual incentive opportunity
•
Use equity vehicles, and established stock ownership guidelines and stock retention requirements beyond retirement, to directly align NEO interests with those of shareholders
•
Phase the vesting of equity awards over a five-year period
•
Deliver the payment of any dividends on equity awards at the time such awards vest
•
Operate a clawback policy
•
Apply double-trigger for change in control payments
•
Prohibit short sales, hedging or pledging of our stock
•
Engage an external independent advisor
• Provide guaranteed bonuses • Encourage excessive risk • Provide excessive perquisites • Make decisions solely based on market data • Offer employment contracts • Grant back-dated or make-up incentive awards

Compensation Approach

The MBIA executive compensation program comprises three core elements: a base salary, annual cash incentive opportunity and long-term incentive opportunity, delivered in the form of MBIA stock.

Base salary reflects the salary set in respect of the relevant year; annual incentive reflects the target value of the award in respect of the year, paid within two months thereafter; long-term incentives reflect the target value of the award in respect of the year, granted within 2.5 months thereafter. CEO data reflects Mr. Fallon, and NEO data is the average for the other NEOs.

In addition, MBIA’s executives receive the same benefits as our general employee population. This includes participation in healthcare benefits, where MBIA shares in the cost of employee health insurance coverage; supplemental disability insurance; and contributions to defined contribution retirement programs based on a stated percentage of the employee’s compensation. No perquisites are paid to NEOs.

The table below describes each compensation element:

Element and Purpose	Key Features	Performance Measures
Base Salary To compensate executives competitively for their roles at MBIA	• Fixed pay • Informed by reference to peer group median and adjusted for, among other variables, tenure, knowledge, ability and experience • Level also takes account of scope of role • Reviewed annually	• Not applicable
Annual Incentive Award To drive performance against annual strategic goals and reward appropriately
•
Variable pay delivered in cash
•
Value determined based on performance against pre-defined objectives
•
Target values set with reference to peer group median
•
Actual bonus can range from 0% to 200% of target
•
The Committee has the ability to consider individual performance when determining final payouts for all MBIA’s executives excluding the CEO. The CEO’s 2025 award was based solely on the corporate scorecard

• Based on performance against the corporate scorecard of quantifiable objectives • Performance goals based on MBIA’s three-year tactical and strategic objectives

Element and Purpose	Key Features	Performance Measures
Long-Term Incentive Award To provide a focus on sustainable long-term shareholder value creation, align senior leader interests with shareholders, reward appropriately and retain senior leaders
•
Variable pay delivered in long-vested service-based equity
•
Target values informed by reference to peer group median
•
Awards vest subject to continued employment
•
Shares vest in equal installments on the third, fourth and fifth anniversaries of date of grant (annual grants)
• Continued employment (condition for vesting)

Compensation Governance

There are a number of factors that come together to ensure proper governance of MBIA’s compensation programs. This section will look at these in turn, discussing the importance and function of each.

Compensation Oversight

The Compensation and Governance Committee comprises MBIA’s five independent outside directors, each of whom was recruited to join MBIA on account of their expertise and seniority in a substantive area (such as banking, accounting and/or asset management) of relevance to MBIA’s core strategic agenda. During 2025, the Committee met five times in regular session and has overall responsibility for overseeing MBIA’s compensation programs, approving as a Committee and providing input and recommendations to the Board regarding our NEOs’ compensation.

The Committee receives information and support from management, and expert guidance from an independent committee advisor, both of which impact the ultimate recommendations the Committee makes to the Board.

Additional information on the Committee can be found on page 3 in the “Board of Directors corporate governance section”.

Use of an Independent Advisor

Since 2009, the Committee has retained WTW as an advisor to provide independent advice on a range of compensation issues. This primarily involves assisting in analyzing the competitiveness of NEO and non-employee director compensation, reviewing incentive design, periodically assisting in reviewing the competitive peer group and other activities as directed by the Committee. The Committee uses WTW’s advice and insight to inform the eventual decision-making process.

In assessing WTW’s independence, the Committee considered the six independence factors for compensation consultants listed in the NYSE listing requirements and determined that there were no conflicts of interest.

Shareholder Engagement

MBIA takes shareholder outreach and feedback seriously, and senior management interacts regularly with our shareholders. Additionally, in recent years the Chair of the Committee has participated directly in shareholder engagement to ensure we broadly receive direct and constructive feedback to inform our thinking on NEO compensation and other issues of importance to shareholders. This feedback has had a meaningful impact on both our compensation philosophy and program design.

In 2025, we invited investors representing over 37% of our shares outstanding to speak with us, and engaged with all shareholders who expressed an interest in doing so.

The feedback received over the past several years, and the votes supporting prior years’ executive compensation decisions, has been uniformly positive and reflects ongoing support for our NEO compensation structure. Our most recent say on pay vote secured support in excess of 89% and our Omnibus Incentive Plan amended secured support in excess of 94%.

Looking to the future, MBIA is committed to continuing to maintain ongoing dialogue with our major shareholders to ensure we remain fully aware of shareholder expectations and concerns.

The Annual Process

The Committee is responsible for reviewing the design, levels and outcomes under MBIA’s NEO compensation program, along with associated feedback from shareholders. It typically meets five times per year to execute upon the various procedural steps outlined below.

• Review and assess prior year performance of CEO and leadership team

• Recommend compensation to be paid to CEO and leadership team for the prior year

• Review and approve CEO’s recommendations for aggregate level of compensation to be paid to all other employees for the prior year

• Evaluate compensation policies and practices to determine whether either will create risks

• Review and approve the overall compensation policy taking into consideration results of say-on-pay vote from prior year

• Establish and recommend target compensation to be paid to CEO and leadership team for current year

• Review and approve CEO goals and objectives for current year

• Review and approve compensation disclosures in Proxy and Form 10-K

• Recommend committee and chair assignments for Board members

• Discuss investor outreach and status of shareholder votes

• Discuss shareholder advisory reports

• Review the results of the say-on-pay vote

• Perform peer group review • Receive regulatory update (or at other times as appropriate)

• Oversee annual evaluation of the Board and Board Committees, including the Committee structure

• Review Director performance

• Review and approve Committee Charter

• Preview drafts of Proxy tables

• Assess external advisor independence

• Review NEO compensation relative to market

• Review Director compensation relative to market (biennially)

Managing Compensation-Related Risks

Risk is a central part of MBIA’s business, and appropriately managing that risk is critical to our success. Our approach to risk management is evident in the very core of our business. Our values embrace integrity, through our Standard of Conduct, and underscore our commitment to performance excellence.

The Committee’s role relative to risk mitigation is to design and review our compensation programs to ensure that they do not encourage unnecessary, inappropriate or excessive risk-taking. The Committee’s role spans the structure of the programs themselves, including the weighting of the relative components of compensation, along with the targets attached to variable compensation opportunities. Each year, the Committee assesses MBIA’s compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on MBIA.

In conducting this assessment, the Committee considered a range of areas, including:

•
The performance measures, and their relative balance, used within our annual incentive plan;
•
The attributes of MBIA’s compensation practices, such as pay mix and the range of potential minimum to maximum payouts; and
•
The design of MBIA’s broader compensation policies.

Based on its assessment for 2025, the Committee concluded that MBIA’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on MBIA, while providing adequate incentives to build sustainable long-term shareholder value.

There are a number of features of our executive compensation programs that demonstrate our strong commitment to appropriately mitigating compensation-related risk which are considered as part of this assessment described further below.

Use of Discretion and Judgment. To discourage imprudent risk taking by our NEOs, when assessing outcomes under the annual incentive plan, the Committee takes account of performance against the established Company objectives, as well as a macro level view of performance and behaviors. This enables the Committee to assess not only MBIA’s accomplishments, but also how these accomplishments were achieved.

If needed, the Committee can use its discretion to adjust, up or down, annual incentive awards to take into account any unanticipated or extraordinary events, or broader performance that do not align with expectations or poor risk management.

Clawback. In July 2023, the Committee approved revisions to the Executive Compensation Clawback Policy that had previously been in effect since February 2013. The purpose of the revisions were to ensure the Company was compliant with the applicable listing standards in the event of a restatement.

A summary of the policy can be found as Exhibit 97.1 in the Company’s Form 10-K for the period ending December 31, 2025. In summary the policy provides the Company with the authority to recover erroneously awarded compensation in the event of a financial restatement from current and former executive officers. To provide internal alignment the Committee also approved a Supplemental Executive Compensation Clawback Policy for Managing Directors. This is intended to promote ethical behavior and accountability with respect to the accuracy of financial reporting and operates on a discretionary, rather than mandatory basis, in the event of a financial restatement. No clawback-related actions pursuant to either policy were required in 2025.

Stock Ownership Guidelines. MBIA has implemented stock ownership guidelines which align senior management’s interests with those of our shareholders. Under these guidelines, certain senior employees are expected to own MBIA stock worth a value equal to a multiple of their base salary.

Role	Ownership Guideline (Multiple of Base Salary)
Chief Executive Officer	7x
Chief Financial Officer and other NEOs	3x

As of March 12, 2026, four of our NEOs including Mr. Fallon have exceeded their ownership guidelines. The remaining NEO who was appointed in 2024 is on track to meet the ownership guidelines within the required timeframe. In assessing achievement, stock owned directly and any stock held in retirement plans will be counted. Interests such as the value of unvested restricted stock or unvested stock options are not counted.

Stock Holding Periods. Once an NEO has achieved his or her ownership guideline, they are permitted to divest 25% of any excess above the guidelines during any 12-month period while the individual is still employed.

Upon retirement, individuals are permitted to sell one-third of their holdings immediately, one-third a year after termination and the final third two years after termination. This provides an ongoing interest in MBIA’s long-term performance beyond employment and reinforces the importance of proactive succession planning. This does not preclude any individual electing to maintain their holdings for a longer period of time.

Company Policies Prohibit Hedging and/or Pledging of Company Stock. MBIA maintains rigorous anti- hedging and anti-pledging of shares policies. Specifically, MBIA’s Insider Trading Policy prohibits Directors, officers and employees from (i) engaging in hedging transactions, (ii) pledging MBIA securities as collateral, or (iii) holding MBIA securities in a margin account, without the prior approval of such transactions by the MBIA Legal Department. The MBIA Legal Department has not been requested to approve any such transactions, and has not done so, in over ten years. The Policy also prohibits directors, officers and employees from engaging in short sales or transactions involving puts, calls and other types of options in MBIA’s securities, including equity swaps and similar derivative transactions.

Compensation Peer Group

Another part of our compensation governance is the Committee’s review of MBIA’s compensation programs relative to what its peers are doing in the market. When reviewing our compensation programs, while keeping a keen focus on what is in MBIA’s and shareholders’ best interests, the Committee’s understanding of market practices to assess the competitiveness and appropriateness of compensation is also an important consideration.

Principles for identifying compensation peers

•
Operate in similar or comparable industry segments: Property and Casualty Insurance, Reinsurance
•
Subject to similar legal or regulatory environments
•
Comparable in size and scope
•
Competitor for talent

One of the challenges for MBIA when establishing its peer group is the limited number of directly comparable organizations. Based on the established parameters (see left), that are reviewed periodically to ensure continuing relevance, the Committee has adopted a group of companies that has been in place for several years, with any changes simply reflecting the impact of transaction activity. During 2025 the Committee reviewed the composition of the peer group and determined that the current 15 companies continue to comprise a sufficient peer group.

Compensation Peer Group

• Ambac Financial • American Coastal Insurance Corporation • Assured Guaranty • Employers Holdings • Global Indemnity Limited • Greenlight Capital Re • HCI Group • James River Group Holdings	• Kinsale Capital Group • MGIC Investment • ProAssurance Corp. • RLI Corp. • SiriusPoint Ltd. • Universal Insurance Holdings • White Mountains Insurance

We consider it important to evaluate ourselves against a robust peer group that is large enough to withstand potential changes to the composite companies. Against the established peer group, MBIA ranked below the lower quartile on assets, market capitalization and revenue at the time of our market compensation review in 2025. For roles other than the Chief Executive Officer and Chief Financial Officer, the Committee also considers data for industry companies in published compensation surveys.

2025 Compensation Decisions and Outcomes

Base Salary

Base salaries are generally set based on the job content of each position, informed by salary data for comparable positions within our compensation peer group. From time to time, adjustments are also made based on the executive’s experience, performance and potential. The Committee generally targets base salaries for the NEOs around the market median for executives in similar positions within the compensation peer group.

Named Executive Officer	2025 Base Salary	2026 Base Salary	Increase on 2025

William C. Fallon	$900,000	$900,000	0%

Joseph R. Schachinger	$375,000	$375,000	0%

Adam T. Bergonzi	$500,000	$530,000	6%

Daniel M. Avitabile	$375,000	$400,000	7%

Christopher H. Young	$375,000	$400,000	7%

2025 Annual Incentive

The annual incentive is a performance bonus, paid in cash, which is designed to compensate NEOs for progress against MBIA’s shorter-term tactical and strategic objectives.

Annual Incentive Awards for 2025 Performance

The 2025 annual incentive for NEOs, as well as other associates at MBIA more broadly, is based on a scorecard of performance in four key areas, discussed in detail below: performance in our two operating subsidiaries, National (35% of total score) and MBIA Insurance (15%); performance at the corporate holding company level (10%); and enterprise-wide performance (40%). The objectives in each of these areas, along with the underlying performance targets, align to MBIA’s shorter-term tactical and strategic plan, providing direct alignment to our business strategy.

The table below reflects the outcome for the scorecard for 2025, including the four areas and underlying performance objectives. Each area and goal had an associated weighting, as noted, which was used to determine the overall score under the plan, and the chart below reflects the weight and performance level assigned to each goal. The goals have been identified as strategic priorities, and are appropriate for inclusion in the annual incentive plan as they focus on areas that are of critical importance to the value proposition of shareholders, and on which senior leaders can take action today.

2025 Annual Incentive Scorecard

	Below Target	Target	Above Target	Overall % of Target

National (35%)				118%
Portfolio Management and Remediation of Troubled Credits			•

MBIA Insurance Corporation (15%)				76%
Portfolio Management and Remediation of Troubled Credits	•

Corporate Segment (10%)				144%
MBIA Inc. Liquidity			•

Enterprise Objectives (40%)				127%
ABV (10%)			•
Expense Management: Consolidated Operating Expenses (10%)			•
People Management (20%)			•

Overall Formulaic Outcome				118%

Performance highlights in each of the four areas were as follows:

National	MBIA Insurance Corporation

•
Scoring for portfolio management and remediation of troubled credits in National’s portfolio is largely focused on outcomes related to PREPA, as well as for collective general developments. A final outcome for PREPA remains to be determined.
•
As discussed earlier in this CD&A, in 2025 National substantially reduced its PREPA exposure. In August it succeeded in selling $374 million dollars of paid PREPA-related bankruptcy claims at accretive levels. As a result of this sale, National's financial results benefited from lower losses and loss adjustment expenses associated with National's PREPA exposure and higher estimated recoveries on National's remaining PREPA exposure.

•
Continued reduction in distressed insured exposure, which, along with certain scheduled amortization, resulted in further runoff of Corp.’s insured portfolio by over 12%.
•
Success above was offset by failure to secure material recoveries on prior Zohar credit payments. Efforts to monetize existing assets arising from the Zohar payments will continue during 2026.

Corporate Segment	Enterprise Objectives

•
Liquidity benefits from higher than expected dividends from National driven by the sale of PREPA claims and corresponding reduction in loss and loss adjustment expenses and leading to a score above target against the Company’s goals.

•
The Company’s Adjusted Book Value (a non-GAAP measure discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025) per share as of year-end 2025 was $13.52, versus $13.79 as of year-end 2024 outperforming the target of $13.30 approved by the Board in February 2025. Target is set with an expectation of a reduction in year-over-year ABV, given the Company’s decision to cease pursuing new business, but insurance losses at its operating companies outperformed forecasts built into the ABV target calculation.
•
Consolidated Operating Expenses outperformed Plan and resulted in a score above target.
•
In a year in which management and retention of key employees was a particular focus of the Committee, the Company scored above target on the people management objective.

In 2025, target bonus opportunities for the NEOs were as set forth below. The maximum bonus opportunity was capped at two-times the target opportunity. Company performance against its annual scorecard, which establishes the default amount of NEO annual incentive compensation, was graded at 118% of target.

The following table reflects the resulting annual incentive awards in respect of 2025 performance for our NEOs still in such roles as of December 31, 2025:

Named Executive Officer	2025 Bonus Target % (of Base Salary)	2025 Bonus Target	2025 Actual Bonus Paid	2025 Bonus Paid as a % of Target

William C. Fallon	133%	$1,200,000	$1,416,000	118%
Joseph R. Schachinger	127%	$475,000	$560,500	118%
Adam T. Bergonzi	120%	$600,000	$708,000	118%
Daniel M. Avitabile	107%	$400,000	$472,000	118%
Christopher H. Young	107%	$400,000	$472,000	118%

2025 Long-Term Incentive Awards

Since the first quarter of 2024, annual long-term incentives are made in the form of MBIA equity in long-vested service-based shares and will vest in equal installments on the third, fourth and fifth anniversaries of the date of grant. The following awards were made to NEOs during 2025 representing their annual long-term incentive awards for performance year 2024.

Named Executive Officer	Target Award Value ($)	Target Award Value (% of 2024 Base Salary)	Number of Shares Awarded (1)

William C. Fallon	$1,575,000	175%	286,885

Joseph R. Schachinger	$250,000	71%	45,537

Adam T. Bergonzi	$750,000	150%	136,612

Daniel Avitabile	$525,000	140%	95,628

Christopher H. Young	$525,000	140%	95,628

(1) The number of shares awarded were calculated by dividing the approved award value by the grant date share price which was $5.49.

In addition to the annual incentive grant, the NEOs also received shares on December 31, 2025 as a result of the above target performance score of 110% for the March 2023 performance awards along with additional shares awarded in respect of the extraordinary dividend value paid in December 2023 on the 10% above target shares which are detailed in the Executive Compensation Table “Grants of plan based awards in 2025". This reporting is due to MBIA using actual stock for equity awards, rather than stock units, which requires the grant of additional shares in the event above target performance is achieved.

Pay for performance – Exceeding Target on 2023-2025 Performance Shares.

As of December 31, 2025, the end of the three-year performance period for performance-based share awards granted to NEOs in 2023, the TSR performance target was exceeded, resulting in a payout of 110% of target. This outcome reflected 28.9% TSR growth (8.83% on an annualized basis) over the three-year performance period (December 31, 2022 through December 31, 2025).

The table below shows the number and value of performance-based shares awarded on the grant date, and the number and value of performance-based shares earned, as of December 31, 2025. Mr. Schachinger was not an NEO in 2023 and therefore did not receive a performance grant in March 2023.

Named Executive Officers	Performance Shares Granted (#)	Grant Date Value of Performance Shares ($)	Shares Earned (#)

William C. Fallon	67,163	1,050,000	73,879

Adam T. Bergonzi	31,982	500,000	35,180

Daniel M. Avitabile	20,789	325,000	22,868

Christopher H. Young	20,789	325,000	22,868

The earned shares will vest in broadly equal amounts on the third, fourth and fifth anniversaries of the initial date of grant of the target award.

2026 Long-Term Incentive Awards

Long-term incentive awards made to each of the NEOs in early 2026 (for the 2025 performance year) continued to be comprised entirely of long-vested service-based shares. The annual target grant date value of the long-term incentive awards for our CEO is unchanged at 175% of base salary and ranges from 87% - 150% of base salary for the NEOs.

Other Elements of Compensation

In addition to the three core elements of compensation (base salary, annual cash incentive and long-term incentives), MBIA also provides other forms of direct and indirect compensation which are summarized below.

Benefits. MBIA’s NEOs receive the same benefits as our general employee population. This includes participation in the healthcare program, whereby MBIA shares in the cost of employee health insurance coverage; supplemental disability insurance; and contributions to defined contribution retirement programs based on a stated percentage of the employee’s compensation.

Retirement Programs. As noted above, NEOs receive contributions to defined contribution retirement programs based on a stated percentage of their respective compensation amounts. Our retirement program includes two qualified defined contribution plans as well as a non-qualified retirement plan. We do not maintain any defined benefit retirement plans.

Under the qualified retirement plans, all employees, including our NEOs, receive the same Company contribution percentages, which include (subject to IRS limitations):

a)
A money-purchase pension plan whereby the Company contributes each year an amount equal to 10% of earned salary and annual bonus and
b)
A 401(k) plan whereby plan participants can contribute up to 25% of earned salary and annual bonus on a pre-tax and/or Roth after-tax basis, with the Company matching participants’ contributions up to 5% of earned salary and annual bonus.

The Company’s non-qualified deferred compensation and excess benefit retirement plan provides participants with benefits that are in excess of those amounts that can be provided within the qualified plans or that otherwise do not meet IRS requirements. Participant contributions to this plan are tax deferred until the time of distribution. The Company gives executives the benefit of this non-qualified plan because we believe that all eligible employees should receive proportionate contributions to their pension and retirement plans.

For compensation awarded for the 2025 performance year, non-qualified plan participants are eligible to receive Company pension contributions based on aggregate salary and bonus compensation of up to $2.0 million.

Change In Control, Termination and Retirement Arrangements. In 2006, the Committee adopted a Key Employee Employment Protection Plan (the “KEEP Plan”), the purpose of which is to assure the Company of the services of key executives during a change in ownership or control of the Company, and to provide these executives with financial assurances so they can focus on their responsibilities without distraction and can exercise their judgment without bias due to personal circumstances. Mr. Fallon is covered under the KEEP Plan. The Company does not intend to cover any other executives under the KEEP Plan in the future.

In addition to the KEEP Plan, the Company’s compensation and benefit plans provide certain compensation payments and benefits due to retirement and under various other termination events, which are described under “Executive compensation tables – Potential payments upon termination or change in control as of December 31, 2025.”

Perquisites. MBIA does not provide any perquisites to current NEOs or any perquisites in connection with any severance or retirement agreements.

Additional Information

CEO Pay Ratio

As is permitted under the SEC rules, to determine our median employee we used 2025 total cash compensation as our consistently applied compensation measure, which we calculated as the sum of salary paid in 2025 and cash incentive bonus paid for 2025 performance. Excluding our CEO, we examined a total of 56 employees as of the determination date of December 31, 2025 whether employed on a full-time or part-time basis.

We believe the use of total cash compensation for all employees is a consistently applied compensation measure. After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2025 Summary Compensation Table in this proxy statement.

For 2025, the annual total compensation of our median employee, the annual total compensation of our CEO (pursuant to the methodology described above) and the resulting pay ratio are shown in the table below.

Annual Total Compensation

CEO Annual Total Compensation	$4,285,215
Median Employee Annual Total Compensation	$298,850
CEO Pay Ratio	14:1

Compensation and Governance Committee report

The Compensation and Governance Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) set forth above and has discussed the disclosures contained therein with key members of the Company’s management team including the Chief Executive Officer. Based on our knowledge of the Company’s compensation program, we believe that the CD&A fairly and accurately discloses the practices, policies and objectives of the Company with respect to executive compensation for the year 2025. Based upon this review and discussion, we have recommended to the Company’s Board of Directors that the CD&A as presented to us be included in this proxy statement and in the Company’s Form 10-K filing with the Securities and Exchange Commission.

Date: February 23, 2026

The Compensation and Governance Committee

Ms. Diane L. Dewbrey, Chair

Mr. Steven J. Gilbert

Ms. Janice L. Innis-Thompson

Mr. Theodore Shasta

Mr. Richard C. Vaughan

Executive compensation tables

MBIA Inc.

Summary compensation table for 2025

Name & principal position (a)	Year (b)	Salary (c)	Stock Awards (d) (1)	Non-equity incentive plan compensation (e) (2)	All other compensation (f) (3)	Total compensation (g)

William C. Fallon	2025	900,000	1,676,815	1,416,000	292,400	4,285,215
Chief Executive Officer	2024	900,000	1,743,688	948,000	312,800	3,904,488
	2023	900,000	1,575,000	1,356,000	13,309,688	17,140,688

Joseph R. Schachinger	2025	370,833	250,000	560,500	111,180	1,292,513
EVP, Chief Financial Officer and Treasurer	2024	345,833	150,000	276,500	108,377	880,710

Adam T. Bergonzi	2025	500,000	798,482	708,000	186,500	2,192,982
AVP and National’s Chief Risk Officer	2024	500,000	822,296	474,000	180,100	1,976,396
	2023	500,000	750,000	878,000	6,356,363	8,484,363

Daniel M. Avitabile	2025	375,000	556,518	472,000	110,767	1,514,285
AVP and MBIA Insurance’s President and	2024	366,667	539,716	316,000	106,308	1,328,691
Chief Risk Officer	2023	325,000	487,500	395,500	4,318,018	5,526,018

Christopher H. Young	2025	375,000	556,518	472,000	125,767	1,529,285
AVP and National’s Chief Financial Officer	2024	366,667	539,716	316,000	113,808	1,336,191
	2023	325,000	487,500	545,500	4,328,018	5,686,018

(1)
The amounts shown represent the grant date value of restricted stock awards that were granted to each of the NEOs in 2025 as follows. The values shown are in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718.

On March 4, 2025, the Board approved the grant date target value of restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan with the target value equal to 175% of our CEO’s and within the range of 71% - 150% of the other NEO’s respective base salaries in 2024. The awards were granted as time-based restricted shares with gradual vesting over five years.

The performance period for the NEOs March 2023 performance awards ended on December 31, 2025 with a final performance score of 110%. As a result, on December 31, 2025, the Board approved additional restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan where the value granted equaled the 10% above target performance for the March 2023 performance grants as well as additional shares representing the value of the $8 extraordinary dividend paid by the Company in December 2023 on the 10% above target performance shares to each of the NEOs with the exception of Mr. Schachinger who had not received performance shares in March 2023. The additional shares vest following the same schedule as the performance shares from March 2023.

The actual amount realized by the NEOs, if any, of time-based restricted stock would depend upon the value of our stock on the vesting dates.

For a description of the stock valuations, see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. See the CD&A and the “Grants of plan-based awards in 2025” table for an explanation and further details of the awards.

(2)
The amounts shown represent cash performance bonuses paid on February 28, 2026 for the 2025 performance year. See the CD&A for an explanation of the 2025 bonus awards.

(3)
All other compensation for each NEO includes the following (see table below). There were no perquisites paid on behalf of the NEOs in 2025.

Name	Company contributions made to the pension and 401k retirement plans in 2025 ($)	Company contributions made to the non-qualified retirement plan in 2025 ($)	All other compensation ($)

William C. Fallon	50,500	241,900	292,400
Joseph R. Schachinger	46,250	64,930	111,180
Adam T. Bergonzi	46,250	140,250	186,500
Daniel M. Avitabile	52,000	58,767	110,767
Christopher H. Young	46,250	79,517	125,767

MBIA Inc.

Grants of plan-based awards in 2025

		Estimated future payouts under non-equity incentive plan awards			Estimated payouts under equity plan awards (3)			All other stock awards: number of shares/units (#) (i) (4)	Grant date fair value of stockawards ($) (j) (5)
Name (a)	Grant date (b)	Thresh-old ($) (c)	Target ($) (d) (1)	Maximum ($) (e) (2)	Thresh-old (#) (f)	Target (#) (g)	Maximum (#) (h)

William C. Fallon	-	-	1,200,000	2,400,000	-	-	-	-	-
	March 4, 2025	-	-	-	-	-	-	286,885	1,575,000
	December 31, 2025	-	-	-	-	-	-	14,220	101,815
Joseph R. Schachinger	-	-	475,000	950,000	-	-	-	-	-
	March 4, 2025	-	-	-	-	-	-	45,537	250,000
Adam T. Bergonzi	-	-	600,000	1,200,000	-	-	-	-	-
	March 4, 2025	-	-	-	-	-	-	136,612	750,000
	December 31, 2025	-	-	-	-	-	-	6,771	48,482
Daniel M. Avitabile	-	-	400,000	800,000	-	-	-	-	-
	March 4, 2025	-	-	-	-	-	-	95,628	525,000
	December 31, 2025	-	-	-	-	-	-	4,402	31,518
Christopher H. Young	-	-	400,000	800,000		-	-	-	-
	March 4, 2025	-	-	-	-	-	-	95,628	525,000
	December 31, 2025	-	-	-	-	-	-	4,402	31,518

(1) The amounts shown represent the 2025 cash performance bonus target opportunity for each of the NEOs, and do not reflect the actual payment of any bonus to the NEOs for 2025. The actual bonuses paid for 2025 are reflected in the “Summary compensation table for 2025” under column (e).

(2) The amounts shown represent the 2025 cash performance bonus maximum opportunity for each of the NEOs as determined by the achievement of Company objectives set forth at the beginning of the year and individual performance. The maximum bonus opportunity represents 200% of target.

(3) The Company did not grant any performance-based shares in 2025.

(4) On March 4, 2025, the Board approved the grant date target value of restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan with the target value equal to 175% of our CEO’s and within the range of 71% - 150% of the other NEO’s respective base salaries in 2024. The awards consisted of time-based restricted shares determined by the grant date value divided by the closing stock price on the date of grant and which will vest in equal installments on the third, fourth and fifth anniversary of the grant date. Upon a change in control, the NEO’s death or disability or retirement, or the company’s termination of the NEO’s employment without cause; time-based shares will immediately vest.

The performance period for the NEOs March 2023 performance awards ended on December 31, 2025 with a final performance score of 110%. As a result, on December 31, 2025, the Board approved additional restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan where the value granted equaled the 10% above target performance for the March 2023 performance grants as well as additional shares representing the value of the $8 extraordinary dividend (paid by the Company in December 2023) on the 10% above target performance shares to each of the NEOs with the exception of Mr. Schachinger who had not received performance shares in March 2023. The additional shares follow the same vesting schedule as the performance shares from March 2023.

(5) The amounts shown represent the grant date value of the restricted shares. The values shown are in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718. For a description of the stock valuation, see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

MBIA Inc.

Outstanding equity awards as of December 31, 2025

Name (a)	Number of shares or units of stock that have not vested (#) (b)		Market value of shares or units of stock that have not vested ($) (c) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (d)			Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (e) (1)

William C. Fallon	23,302	(2)	166,842	-			-
	-		-	46,077	(3)		329,911
	26,276	(4)	188,136	-			-
	42,135	(5)	301,687	-			-
	-		-	81,383	(6)		582,702
	-		-	8,305	(7)		59,464
	243,431	(8)	1,742,966	-			-
	286,885	(9)	2,054,097	-			-
Joseph R. Schachinger	6,657	(2)	47,664	-			-
	7,507	(4)	53,750	-			-
	12,039	(5)	86,199	-			-
	23,184	(8)	165,997	-			-
	45,537	(9)	326,045	-			-
Adam T. Bergonzi	9,986	(2)	71,500	-			-
	-		-	19,747	(3)		141,389
	11,261	(4)	80,629	-			-
	20,064	(5)	143,658	-			-
	-		-	38,753	(6)		277,471
	-		-	3,559	(7)		25,482
	115,920	(8)	829,987	-			-
	136,612	(9)	978,142	-			-
Daniel M. Avitabile	7,212	(2)	51,638	-			-
	-		-	14,262	(3)		102,116
	8,133	(4)	58,232	-			-
	13,042	(5)	93,381	-			-
	-		-	25,191	(6)		180,368
	-		-	2,571	(7)	-	18,408
	75,348	(8)	539,492	-			-
	95,628	(9)	684,696	-			-

Christopher H. Young	7,212	(2)	51,638	-			-
	-		-	14,262	(3)		102,116
	8,133	(4)	58,232	-			-
	13,042	(5)	93,381	-			-
	-		-	25,191	(6)		180,368
	-		-	2,571	(7)	-	18,408
	75,348	(8)	539,492	-			-
	95,628	(9)	684,696	-			-

(1) The amounts shown are equal to the number of shares disclosed in the prior column multiplied by $7.16 per share, the closing market value of the shares on December 31, 2025.

(2) On March 4, 2021, the Board approved restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 3) as determined by the grant date value, to each of the NEO’s, with the exception of Mr. Schachinger who did not hold the title of CFO at the time these awards were granted. On March 4, 2021 Mr. Schachinger received a long-term incentive award fully comprised of time-based restricted shares. The remaining unvested time-based shares shown will vest on the fifth anniversary of the grant date for all of the NEO’s including Mr. Schachinger, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

(3) In connection with the March 4, 2021 restricted stock awards noted in footnote 2, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score was based on the achievement of TSR over the three-year performance period starting on December 31, 2020 and ending on December 31, 2023. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price was the closing share price on December 31, 2020. The ending stock price was the average stock price over 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned was equal to the number of performance-based shares granted multiplied by the performance score. Earned shares vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned would be forfeited.

  The performance-based shares shown in Column (d) represent one-third of the shares granted adjusted for the actual performance score of 118%. The performance results reflect a TSR value of 9.48% based on an annualized TSR for the three-year performance period that ended on December 31, 2023. The market value of these shares are shown in Column (e).

(4) On March 3, 2022, the Board approved restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock as determined by the grant date value, to each of the NEO’s, with the exception of Mr. Schachinger who did not hold the title of CFO at the time these awards were granted. On March 3, 2022 Mr. Schachinger received a long-term incentive award fully comprised of time-based restricted shares. The remaining unvested time-based shares shown will vest in equal installments on the fourth and fifth anniversary of the grant date for all of the NEOs including Mr. Schachinger, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). On December 31, 2024, each of the NEOs, as applicable, forfeited all shares of performance-based restricted stock that were granted as part of the March 3, 2022 restricted stock awards as threshold performance was not met.

(5) On March 3, 2023, the Board approved restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 6) as determined by the grant date value, to each of the NEO’s, with the exception of Mr. Schachinger who did not hold the title of CFO at the time these awards were granted. On March 3, 2023 Mr. Schachinger received a long-term incentive award fully comprised of time-based restricted shares. The time-based shares shown will vest in equal installments on each of the third, fourth and fifth anniversary of the grant date for all of the NEO’s including Mr. Schachinger, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

(6) In connection with the March 3, 2023 restricted stock awards noted in footnote 5, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score will be based on the achievement of TSR over the three-year performance period starting on December 31, 2022 and ending on December 31, 2025. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price is the closing share price on December 31, 2022. The ending stock price will be the average stock price over 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned will be forfeited.

  The performance-based shares shown in column (d) represents the number of shares granted times the actual performance score of 110% plus additional shares which reflect the value of the $8 extraordinary dividend, paid by the company in December 2023, on the 10% above target value of the March 3, 2023 performance awards where the performance period ended on December 31, 2025. These additional shares were awarded to each of the NEO's with the exception of Mr. Schachinger as he did not hold the title of CFO and had not received performance shares on March 3, 2023. The performance results reflect a TSR value of 8.83% based on an annualized TSR for the three-year performance period that ended on December 31, 2025. The market value for these shares are shown in Column (e).

(7) On February 20, 2024, the Board approved restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan which reflected the value of the $8 extraordinary dividend, paid by the company in December 2023, on the 18% above target value of the March 4, 2021 performance stock awards where the performance period ended on December 31, 2023. Grants on February 20, 2024 were awarded to each of the NEO’s with the exception of Mr. Schachinger as he did not hold the title of CFO and had not received performance shares on March 4, 2021. The vesting schedule for these shares will follow the vesting schedule of the March 4, 2021 performance shares where the first third of these awards vested in March 2024 and the second third vested in March 2025 with the remaining unvested shares vesting on the fifth anniversary of the March 4, 2021 grant date subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

(8) The restricted stock shown was granted on March 4, 2024 as time-based shares under the Amended and Restated MBIA Inc. Omnibus Incentive Plan and will vest in equal installments on the third, fourth and fifth anniversary of the grant date subject to continued employment (subject to certain exceptions).

(9) The restricted stock shown was granted on March 4, 2025 as time-based shares under the Amended and Restated MBIA Inc. Omnibus Incentive Plan and will vest in equal installments on the third, fourth and fifth anniversary of the grant date subject to continued employment (subject to certain exceptions).

MBIA Inc.

Stock vested in 2025

	Stock awards
Name (a)	Number of shares acquired on vesting (#) (b)	Value realized on vesting ($) (c) (1)

William C. Fallon	1,166,851	6,449,579
Joseph R. Schachinger	25,124	138,669
Adam T. Bergonzi	571,508	3,159,107
Daniel M. Avitabile	384,978	2,127,967
Christopher H. Young	384,978	2,127,967

(1) The amount represents the market value of the vested stock on the vesting date.

MBIA Inc.

Non-qualified deferred compensation in 2025

Name (a)	Executive contributions in 2025 ($) (b) (1)	Company contributions in 2025 ($) (c) (1)	Earnings (Losses) in 2025 ($) (d) (2)	Withdrawals/ distributions in 2025 ($) (e)	Balance as of 12/31/25 ($) (f)

William C. Fallon	161,300	241,900	2,349,139	-	16,602,869
Joseph R. Schachinger	8,867	64,930	343,878	-	2,175,058
Adam T. Bergonzi	34,940	140,250	1,159,771	-	6,204,660
Daniel M. Avitabile	11,050	58,767	143,171	-	1,642,483
Christopher H. Young	61,400	79,517	523,242	-	3,688,389

(1) MBIA maintains a non-qualified defined contribution retirement plan. Under this plan, MBIA contributes amounts that it is precluded from contributing to the money-purchase pension and 401(k) plans because of Internal Revenue Code limitations. The amounts contributed include both Company and NEO contributions. For compensation awarded for the 2025 performance year, non-qualified plan participants are eligible to receive Company pension contributions based on aggregate salary and bonus compensation of up to $2.0 million. The Company contributions shown in the table above include Company pension contributions made in 2025 for the 2024 performance year. NEOs become fully vested in Company contributions on the fifth year of participation in the plan. The NEO contribution amounts are included in the salary and performance bonus as reported in the “Summary compensation table for 2025” under columns (c) and (e) respectively. The Company contribution amounts are included in all other compensation as reported in the “Summary compensation table for 2025” under column (f).

(2) Assets under this plan are participant-directed and employee account balances and contributions are subject to market-based returns. Plan participants may self-direct their investments among multiple investment options. The earnings (losses) shown represent the change in market value in 2025, including any dividends and interest earned during the year.

MBIA Inc.

Pay Versus Performance Table and Supporting Narrative for 2025

The following section contains information regarding “compensation actually paid” to our Named Executive Officers (NEOs) and the relationship between those amounts and certain company performance metrics.

Pay Versus Performance Table

			Average Summary Compensation Table Total	Average Compensation Actually Paid	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1) (5)	for Non-PEO Named Executive Officers ($) (2)	to Non-PEO Named Executive Officers ($) (2) (5)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (3)	Net Income ($m)	Adjusted Book Value Per Share ($) (4)

2025	4,285,215	3,937,229	1,632,266	1,548,843	239.35	202.86	(177)	13.52
2024	3,904,488	4,105,284	1,599,377	1,719,742	215.94	176.45	(447)	13.79
2023	17,140,688	4,970,732	7,093,600	2,206,884	204.56	135.21	(491)	17.66
2022	4,005,800	(3,035,560)	1,595,180	(1,184,433)	195.29	120.61	(195)	28.73
2021	4,020,800	23,148,168	1,609,800	9,009,475	239.97	134.87	(445)	31.77

(1) The Principal Executive Officer (“PEO”) for all five years is Mr. Fallon.

(2) For 2021 and 2022 the non-PEO NEOs includes Messrs. McKiernan, Bergonzi, Avitabile, Young and Harris. For 2023 the non-PEO NEOs includes Messrs. McKiernan, Bergonzi, Avitabile and Young. For 2024 the non-PEO NEOs includes Messrs. Schachinger, McKiernan, Bergonzi, Avitabile and Young. For 2025 the non-PEO NEOs includes Messrs. Schachinger, Bergonzi, Avitabile and Young.

(3) Peer Group used for TSR comparisons reflects the S&P Financials Index as used in Item 5 of our annual Form 10-K (total shareholder return comparison graph).

(4) Our company-selected measure is Adjusted Book Value, a non-GAAP measurement calculated by management for certain internal purposes, removing and adding certain components of GAAP Book Value, as described further in the Results of Operations section of Item 7 of our annual Form 10-K.

(5) To calculate “compensation actually paid” for our CEO and other NEOs, the “total pay” referenced in the Summary Compensation Table was adjusted only in the value of equity awards, since the Company does not have any actuarially valued pension arrangements and the value of the special dividend is included in the Summary Compensation Table pay for 2023.

	PEO	Other NEO Average
Adjustments	2025	2025
Summary Compensation Table Total	4,285,215	1,632,266
Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	1,676,815	540,380
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	2,107,825	683,107
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FYs that remained outstanding	309,283	92,462
Addition of fair value at FY end of equity awards granted and vested during the FY	0	0
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FYs that vested during the FY	(1,088,279)	(318,612)
Deduction of the fair value at the prior FY end for awards granted in a prior FY that failed to meet their vesting conditions	0	0
Compensation Actually Paid (CAP)	3,937,229	1,548,843

No adjustments were required in respect of elements not shown in the table above. The equity awards included above comprise time-based and performance-based restricted stock. The fair values were calculated on each of the required measurement dates using assumptions derived based on criteria consistent with those used for grant date fair value calculations. The fair values of time-based restricted stock were determined based on the closing price of the Company’s common stock on the vesting dates. The measurement date fair values of performance-based stock awards, prior to the end of the performance period, were determined using a Monte Carlo fair value simulation. On the final measurement date at the end of the performance period, the fair value was determined based on the approved payout factor multiplied by the closing price of the Company stock on that date. On the vesting date (following the conclusion of the performance period for performance-based restricted stock awards), the fair value is determined based on the approved payout factor multiplied by the closing price of the Company stock on that date.

The final payout factors for performance-based stock awards granted in years 2018, 2019, 2020, 2021, 2022 and 2023 are as follows: 0% of target, 176% of target, 92% of target, 118% of target, 0% of target and 110% of target, respectively.

Compensation Actually Paid Versus Company Performance

The following charts provide a clear visual description of the relationship between “compensation actually paid” and certain company performance metrics, with specific reference to Total Shareholder Return, GAAP Net Income and Adjusted Book Value Per Share.

Compensation Actually Paid versus Total Shareholder Return
Indexed Total Shareholder Return
Compensation Actually Paid ($mm)
$350
$300
$250
$200
$150
$100
$50
$0
$25
$20
$15
$10
$5
$0
-$5
-$10
2021
2022
2023
2024
2025
CAP - PEO
CAP - Other NEOs
MBIA TSR
S&P Financials Index TSR

Compensation Actually Paid versus GAAP Net Income (Loss)
$0
-$100
-$200
-$300
-$400
-$500
-$600
-$700
GAAP Net Income (Loss) ($mm)
$25
$20
$15
$10
$5
$0
-$5
-$10
Compensation Actually Paid ($mm)
2021
2022
2023
2024
2025
CAP - PEO
CAP - Other NEOs
Net Income

Compensation Actually Paid versus Adjusted Book Value Per Share
Adjusted Book Value Per Share
Compensation Actually Paid ($mm)
$35
$30
$25
$20
$15
$10
$5
$0
$25
$20
$15
$10
$5
$0
-$5
-$10
2021
2022
2023
2024
2025
CAP - PEO
CAP - Other NEOs
Adjusted Book Value Per Share

The strongest corollary metric to “compensation actually paid” is Total Shareholder Return, given the impact of stock price on both the value of our time- and performance-based share awards, with the latter evident in the expected and actual levels of payout and the value of the underlying awards on each measurement date. GAAP Net Income is not actively used in our incentive plans and is of limited relevance to the Company given the nature of our operations. While Adjusted Book Value per share is one of a number of objectives evaluated as part of our incentive plans, it only accounts for 10% of the annual incentive determination and thus its impact on compensation actually paid is limited.

Tabular List of Most Important Measures

The following table lists the measures we believe are most important in linking compensation actually paid to company performance during 2025.

(1)
Total Shareholder Return
(2)
Adjusted Book Value

Only these two measures are identified because, per the relevant definition set forth by the SEC, it is just these two which are qualifying measures currently used in the Company’s executive compensation program. Further details on these measures and how they feature in our compensation program can be found in our Compensation Discussion & Analysis.

Potential payments upon termination or change in control as of December 31, 2025

The Company’s compensation and benefit plans provide certain compensation payments and benefits under various termination events. The following summaries describe potential compensation and benefits payable to the NEOs upon termination of employment under the following events: (a) involuntary (not for cause) or constructive termination following a change in control, (b) retirement (if eligible), (c) voluntary termination, (d) involuntary (not for cause) termination without a change in control and (e) death or disability.

In general, employees participating in the compensation and benefit plans are treated similarly with respect to the various termination scenarios. Differences may apply where NEOs are covered under individual agreements as described below. Following the narrative are tables with estimated dollar values associated with these payments and benefits for each NEO.

(a) Involuntary (not for cause) or constructive termination following a change in control. On November 8, 2006, the Company adopted the Key Employee Employment Protection Plan (the “KEEP Plan”), which superseded any existing employment protection agreements. Its purpose is to assure the Company of the services of key executives during a change in control of the Company, and to provide these executives with financial assurances so they can focus on their responsibilities without distraction and can exercise their judgment without bias due to personal circumstances. The KEEP Plan covers Mr. Fallon as of December 31, 2025. The Company does not intend to cover any other executives under the KEEP Plan in the future.

On February 27, 2007, the Company adopted an amendment to the KEEP Plan. A copy of the amended KEEP Plan and a form of an individual agreement has been filed as Exhibit 10.80 and Exhibit 10.81, respectively, to the Company’s Form 10-K filed on March 1, 2007. The Company adopted another amendment on February 22, 2010 to the KEEP Plan. A copy of this amendment has been filed as Exhibit 10.13 to the Form 10-K filed on March 1, 2010.

The KEEP Plan provides that the Company will continue to employ Mr. Fallon for a period of 24 months from the effective date of the change in control; and his position, title, authority and responsibilities as well as salary, bonus and other elements of compensation and benefits are to be maintained at levels equal to or commensurate with levels existing prior to the change in control. Compensation payable and benefits under the KEEP Plan are triggered by a change in control of the Company followed by an involuntary termination by the Company (not for cause) or a voluntary termination for good cause (constructive termination). These terminations are each referred to as a “qualifying termination.”

In the event of a qualifying termination during the 24-month effective period, Mr. Fallon will receive a lump sum severance payment equal to two-times the sum of his annual base salary and the average of the actual annual bonuses paid to him for the prior two years. The severance payment will also include a pro-rated annual bonus for the year of termination equal to the average of the annual bonuses paid for the prior two years.

The KEEP Plan provides that in the event of a qualifying termination, time-based restricted stock will become fully vested and the vesting of performance shares shall be administered in accordance with the terms of the applicable award agreement.

Under the KEEP Plan, Mr. Fallon will also receive continued health and group life insurance coverage for a period of 24 months following the date of the qualifying termination and a credit to the Company’s non-qualified retirement plan in an amount equal to the amount that otherwise would have been contributed on his behalf under the Company’s money- purchase pension plan had his employment continued for another 24 months. In addition, all unvested retirement account balances will become fully vested.

To the extent that any payments are subject to an excise tax, a tax gross-up payment may be made to Mr. Fallon, subject to the conditions described below. To the extent a tax gross-up payment is required to be made under the KEEP Plan, such payment will be made only if the total payments exceed the IRS excise tax safe harbor limit by at least 10%. If such total payments are less than 10% over the safe harbor limit, KEEP Plan payments to Mr. Fallon will be reduced to the extent necessary to eliminate any excise tax. As a condition to the receipt of benefits, the KEEP Plan requires that Mr. Fallon agree to be bound by a non-competition and non-solicitation clause and a non-disparagement clause. A violation of any of these clauses will result in a loss of future severance benefits and possible forfeiture to the Company of any severance already paid.

For Messrs. Schachinger, Bergonzi, Avitabile and Young; upon an involuntary termination (not for cause) following a change in control there are no cash payment or benefit obligations with the exception of the long-term cash retention awards for Messrs. Fallon, Bergonzi, Avitabile and Young. There is immediate vesting of time-based restricted stock and performance-based shares will vest to the extent that the “performance score” criteria are satisfied.

(b) Retirement. On November 8, 2006, the Company adopted voluntary retirement benefits that provide certain benefits to the Company’s employees (including NEOs) upon retirement (the “Retirement Program”). To be eligible for the retirement benefits as described below an NEO must (i) be at least 55 years old, (ii) have at least five years of service and (iii) give at least a six-month advance notice of retirement. The Compensation Committee may waive any of the eligibility conditions or amend any of the provisions of the Retirement Program. Changes have been made to the Retirement Program’s terms since its inception. In 2017, the Company made changes to the treatment of year-end performance bonus and healthcare benefits to remain current with Company policies and practices. Following is a summary of the current compensation and benefits under the Company’s Retirement Program.

Annual performance bonus. The performance bonus will be determined based on the NEOs target bonus and adjusted for company and individual performance, and subject to management discretion.

Unvested Restricted stock. With respect to the restricted stock awards granted in March of 2021 through 2023, time- based shares shall remain outstanding, subject to post-employment restrictive covenants that may include a non-compete and/or non-solicitation covenant, and will vest on the award’s vesting dates. Performance shares earned at the end of the performance period shall remain outstanding, and will vest on the award’s vesting dates, subject to the restrictive covenants as noted above. All other time-based restricted stock will immediately vest upon the retirement date.

Long-term incentive award. The Company will provide a cash payment in consideration of the LTI award that otherwise would have been granted to the NEO in the current or subsequent year, with such payment prorated based on the number of months of service in the year of retirement and subject to management discretion.

Restrictive covenants. The vesting of LTI and cash payment in consideration of LTI will require the NEO to consent to a non-solicitation and non-disparagement provision; and at management’s discretion, a non-compete restriction.

Health care benefits. The NEOs can continue medical and dental benefits under the Company’s health care program until age 65 with the NEO assuming the full premium costs.

Retirement plans. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

Accrued and unused vacation. Accrued and unused vacation time as of the retirement date will be paid at retirement.

(c) Voluntary termination. Upon the voluntary termination or resignation of an NEO, there are no cash payment obligations and unvested time- and performance-based restricted stock is forfeited. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

(d) Involuntary (not for cause) termination without change in control. Upon an involuntary termination not for cause there are no cash payment obligations with the exception of the long-term cash retention awards for Messrs. Fallon, Bergonzi, Avitabile and Young. Any cash payment may be paid at the discretion of the Board. With respect to the annual restricted stock awards granted in March of 2021 through 2023, there is immediate vesting of time- based restricted stock and performance-based restricted stock will continue to vest beyond the termination date in accordance with the original vesting terms and to the extent that the “performance score” criteria are satisfied. All other time-based restricted stock will be forfeited. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

(e) Death or total disability. Upon the death or total disability of an NEO, there are no cash payment obligations with the exception of the long-term cash retention awards for Messrs. Fallon, Bergonzi, Avitabile and Young. There is immediate vesting of time-based restricted stock and performance-based shares will vest to the extent that the “performance score” criteria are satisfied. All unvested retirement account balances will become fully vested.

Tables showing potential post termination payments. The following tables show the potential value of the compensation and benefits that would become payable as a result of the different termination events described above for each of the NEOs. The values have been estimated as if the termination event occurred on December 31, 2025 and assumes the closing market value of the Company’s shares on that date which was $7.16. The tables do not include amounts the NEOs would normally receive without regard to the circumstances of termination.

Following are notes to explain the values shown in the tables below.

(1)
Under “Termination following a change in control”, compensation and benefit values reflect the provisions as described under the KEEP Plan for Mr. Fallon.

For the other NEOs, their compensation values reflect the terms of their respective stock awards. In addition, the values for performance-based and time-based restricted stock reflect the amount the NEO would have been entitled to receive in respect of such equity awards had a change in control occurred on December 31, 2025, whether or not the executive experienced a termination of employment on December 31, 2025.

(2)
Under “Voluntary termination” or “Retirement”, Messrs. Fallon, Schachinger and Bergonzi are retirement-eligible under the Company’s Retirement Program as of December 31, 2025 and the amounts shown reflect the compensation and benefits as described under retirement. For the other NEOs the amounts reflect a voluntary termination.
(3)
Under “Involuntary termination”, any cash severance and cash bonus will be paid at the discretion of the Board.
(4)
Under “Death or total disability payments” amounts reflect the compensation and benefit treatments as described under “Death or total disability” above.

William C. Fallon

Payment or benefit upon termination	Termination following a change in control ($) (1)	Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)

Cash Severance	4,104,000	-	-	-
Time-based Restricted Stock	4,453,728	4,453,728	4,453,728	4,453,728
Performance-based Restricted Stock	972,077	972,077	972,077	972,077
Long-term Cash	3,500,000	-	3,500,000	3,500,000
Retirement Benefits	369,600	-	-	-
Healthcare Benefits	106,300	-	-	-
Excise Tax Gross-up/Cut Back	-	-	-	-
Total	13,505,705	5,425,805	8,925,805	8,925,805

Joseph R. Schachinger

Payment or benefit upon termination	Termination following a change in control ($) (1)	Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)

Cash Severance	-	-	-	-
Time-based Restricted Stock	679,656	679,656	679,656	679,656
Performance-based Restricted Stock	-	-	-	-
Retirement Benefits	-	-	-	-
Healthcare Benefits	-	-	-	-
Total	679,656	679,656	679,656	679,656

Adam T. Bergonzi

Payment or benefit upon termination	Termination following a change in control ($) (1)	Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)

Cash Severance	-	-	-	-
Time-based Restricted Stock	2,103,916	2,103,916	2,103,916	2,103,916
Performance-based Restricted Stock	444,342	444,342	444,342	444,342
Long-term Cash	2,775,000	-	2,775,000	2,775,000
Retirement Benefits	-	-	-	-
Healthcare Benefits	-	-	-	-
Total	5,323,258	2,548,258	5,323,258	5,323,258

Daniel M. Avitabile

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)

Cash Severance	0	0	0	0
Time-based Restricted Stock	1,427,439	0	1,427,439	1,427,439
Performance-based Restricted Stock	300,892	0	300,892	300,892
Long-term Cash	1,950,000	0	1,950,000	1,950,000
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	3,678,331	0	3,678,331	3,678,331

Christopher H. Young

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)

Cash Severance	0	0	0	0
Time-based Restricted Stock	1,427,439	0	1,427,439	1,427,439
Performance-based Restricted Stock	300,892	0	300,892	300,892
Long-term Cash	1,950,000	0	1,950,000	1,950,000
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	3,678,331	0	3,678,331	3,678,331

Compensation plan risk assessment

Our Compensation Committee has assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.

In its assessment, the Compensation Committee considered whether the performance measures used to measure and determine Company performance as well as the attributes of the Company’s compensation policies and practices mitigate incentives to take undue risks while providing adequate incentives to build long-term shareholder value. The Compensation Committee concluded that the Company has designed its performance evaluation scorecard, and allocated its employees’ compensation among base salary, and short-term and long-term incentives, in such a way as to not encourage excessive risk-taking.

Principal accountant fees and services

The following table sets forth the aggregate fees for professional services rendered to the Company by PwC for the years ended December 31, 2025 and 2024, broken down as follows (in thousands):

	2025*	2024

Audit	$3,389	$4,505
Audit Related	$102	$98
Tax	$49	$47
All Other	$2	$2
Total	$4,042	$4,652

* Includes estimates for services related to 2025 not yet paid.

Audit fees were for professional services rendered in connection with the audits of the consolidated financial statements of the Company, statutory and subsidiary audits and reviews of documents filed with the SEC.

Audit Related fees were for assurance and related services performed for the loss reserve certifications and for support of regulatory requirements.

Tax fees were for professional services rendered in connection with outsourced services.

All Other fees were for access to financial reporting software.

One hundred percent of all the above fees for the years ended December 31, 2025, and 2024 were approved by the Audit Committee.

PwC did not provide the Company with any information technology services relating to financial systems design or implementation for 2025 or 2024.

Pursuant to its charter, the Audit Committee has responsibility for the pre-approval of all audit and permitted non-audit services to be performed for the Company by the independent auditors. The Audit Committee has adopted a policy for the approval of non-audit related services. At the beginning of the year, the Audit Committee reviews and approves any proposed audit and non-audit related services for the year and the associated costs. The Audit Committee also reviews at its meetings other audit and non-audit services proposed to be provided by the independent auditors. The Audit Committee has delegated to the Chair the authority to grant pre-approvals, when less than $100,000, if the Chair deems it necessary or appropriate to consider a pre-approval request without a meeting of the full Committee. Pre-approvals by the Chair are reviewed with the Audit Committee at its next regularly scheduled meeting.

In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee a description of, and the budget for, the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.

Security ownership of certain beneficial owners

The table below contains certain information about the only beneficial owners known to the Company as of March 12, 2026 of more than 5% of the outstanding shares of the Company’s common stock.

Name and address of beneficial owner	Shares of common stock beneficially owned	Percent (%) of class (4)

BlackRock Inc. (1) 50 Hudson Yards New York, NY 10001	3,402,391	6.68%
Fallon, William C., CEO. (2) MBIA Inc. 1 Manhattanville Road Purchase, NY 10577	2,637,516	5.18%
Wolf Hill Capital Management, L.P. (3) 33 Mason Street, 2nd Floor Greenwich, CT 06830	2,560,708	5.03%

(1)
This information as to the beneficial ownership of shares of common stock is based on the Form 13F-NT filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 12, 2026.
(2)
The information as to the beneficial ownership of shares of common stock is based includes shares held under the Company‘s exempt 401(k) plan and non-qualified defined contribution retirement plan and awarded restricted shares.
(3)
This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G filed by Wolf Hill Capital Management L.P. (“Wolf Hill”) with the SEC on February 13, 2026.
(4)
Based on 50,933,521 shares outstanding as of March 12, 2026.

Security ownership of Directors and Executive Officers

The following table sets forth, as of March 12, 2026, the beneficial ownership of shares of common stock of each Director, each NEO, and all Directors and Executive Officers of the Company, as a group.

Name	Shares of common stock beneficially owned		Shares acquirable upon exercise of options (3)	Total shares beneficially owned		Percent (%) of class (4)

Directors
William C. Fallon (1)	2,826,660		-	2,826,660		5.55%
Diane L. Dewbrey (2)	105,017		-	105,017		*
Steven J. Gilbert (2)	109,242		-	109,242		*
Janice L. Innis-Thompson (2)	67,144		-	67,144		*
Theodore Shasta (2)	50,146		-	50,146		*
Richard C. Vaughan (2)	86,874		-	86,874		*
Named Executive Officers (excluding Mr. Fallon) (1)
Joseph R. Schachinger	248,057		-	248,057		*
Adam T. Bergonzi	943,262		-	943,262		1.85%
Christopher H. Young	651,544		-	651,544		1.28%
Daniel M. Avitabile	650,527		-	650,527		1.28%
All Directors and Executive Officers as a group	5,738,473	(5)	-	5,738,473	(5)	11.27%	(5)

* Less than one percent.

(1)
Includes shares held by the Executive Officers under the Company’s exempt 401(k) plan and non-qualified defined contribution retirement plan and restricted shares awarded to certain Executive Officers.
(2)
Includes (i) common stock equivalent deferral units held under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan, and/or (ii) restricted stock awarded under the Omnibus Plan. See “Directors’ restricted stock grants” under “Independent Directors’ compensation.”
(3)
Shows the number of shares that were exercisable as of March 12, 2026 or become exercisable within 60 days after March 12, 2026 under the Company’s stock option program.
(4)
Based on 50,933,521 shares outstanding as of March 12, 2026. For purposes of calculating the percentage of outstanding shares beneficially owned by any person or group identified in the table above, the number of shares outstanding with respect to each person or group was deemed to be the sum of the total shares outstanding as of March 12, 2026 and the total number of shares subject to options held by such person or group that were exercisable as of March 12, 2026 or become exercisable within 60 days after March 12, 2026. The percentage of shares of common stock beneficially owned by all Directors and Executive Officers as a group is 11.27%. Each Director and Executive Officer individually owns less than 1% of the shares of common stock outstanding, with the exception of Mr. Fallon who owns 5.55%, Mr. Bergonzi who owns 1.85%, and Mr. Avitabile and Mr. Young who each own 1.28%.
(5)
Total includes all Executive Officers of the Company.

Section 16(a) Beneficial ownership reporting compliance

Ownership of, and transactions in, the Company’s common stock by Executive Officers and Directors of the Company are required to be reported to the SEC in accordance with Section 16 of the Securities Exchange Act of 1934. To the best of the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) executive officers, directors and greater than 10% beneficial stockholders of MBIA complied with applicable Section 16(a) requirements during the year ended December 31, 2025.

Certain relationships and related transactions

To the best of the Company’s knowledge, other than election to office, no person who has been a Director or Executive Officer of the Company at any time since the beginning of 2025, no nominees to the Board of Directors nor any associate of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the 2026 Annual Meeting of Shareholders.

Transactions with “related persons” (as defined in Item 404(a) of Regulation S-K) are monitored by management, the Audit Committee and the Board of Directors, and all Directors and Executive Officers of the Company complete a questionnaire at the beginning of each year, in which they are asked to disclose family relationships and relationships with other related persons. Before approving a transaction with a related person, the Board of Directors would take into account all relevant factors that it deems appropriate, including fairness to the Company and the extent of the related person’s interest in the transaction. The policies and procedures surrounding the review, approval or ratification of transactions with related persons are not in writing given that the Company does not typically enter into such transactions. Nevertheless, such review, approval, and ratification of transactions with related persons would be documented in the minutes of the meetings of the Board of Directors. There were no transactions with related persons since the beginning of the 2025 fiscal year where the policies and procedures described above did not require review, approval or ratification of the transaction or where such policies and procedures were not followed.

Proposals for shareholder approval recommended by the Board

Proposal 1: Election of Directors

All of MBIA’s Directors are elected at each annual shareholders’ meeting for a one-year term. Shareholders will elect six Directors at the 2026 Annual Meeting to serve a term expiring at the 2027 Annual Meeting.

Following is information about each nominee, including biographical data for at least the last five years, and the reasons why each has been nominated for election to the Board. Should one or more of these nominees become unavailable to accept the nomination or election as Director (an event not now anticipated), all proxies received will be voted for such other persons as the Board may recommend, unless the Board reduces the number of Directors.

Diane L. Dewbrey

Biographical data:

Ms. Diane L. Dewbrey was elected to the Company’s Board of Directors in November 2018. Ms. Dewbrey is currently a director of Barrett Business Services, Inc. since 2019 and is currently a member of their Risk and Finance Committee and is Chair of their Nominating and` Governance Committee. For five years, until its merger with Consolidated Communications in 2014, Ms. Dewbrey served as an Independent Director and then Chair (2013-14) of the Board of Enventis, Inc. Ms. Dewbrey earned her BS degree in Mathematics from Xavier University. She is an NACD Governance Fellow. Prior to serving as a director at Enventis, she held various senior positions at Fifth Third Bancorp, where over an eighteen year period she became Senior Vice President & Director of Central Operations and a member of the Executive Management Team, and at Foundation Bank, where in her ten years with the company she served as CEO and a Director of the Foundation Bancorp and Foundation Bank Board. Ms. Dewbrey is currently a Director of the YMCA of the USA where she also serves as Chair of the Investment Committee. Age 61.

Reasons for Ms. Dewbrey’s nomination:

Ms. Dewbrey has been nominated to serve as a Director of the Company due to her extensive experience in leadership positions in the financial services industry. In addition to her board leadership and senior management experience in areas including finance and investments, Ms. Dewbrey has a history of contributing meaningfully to community organizations.

William C. Fallon

Biographical data:

Mr. Fallon was elected as a Director of the Company in May 2017, and appointed as Chief Executive Officer in September 15, 2017. Prior to being named Chief Executive Officer and Director, Mr. Fallon served as President, Chief Operating Officer, and Vice President of the Company and head of the Global Structured Finance Division. Mr. Fallon also serves as President and Chief Executive Officer of National. From July of 2005 to March 1, 2007, Mr. Fallon was Vice President of the Company and head of Corporate and Strategic Planning. Prior to joining the Company in 2005, Mr. Fallon was a partner at McKinsey & Company and co-leader of that firm’s Corporate Finance and Strategy Practice. Age 66.

Reasons for Mr. Fallon’s nomination:

Mr. Fallon has been nominated to serve as a Director of the Company due to his extensive experience with the Company as President and Chief Operating Officer of the Company and his knowledge of and experience with the Company’s business and operations, his role as CEO of National and his expertise and knowledge of the financial guarantee and financial services industry.

Steven J. Gilbert

Biographical data:

Mr. Gilbert was elected to the Board of Directors in May 2011 and was elected as Chairman in July 2023. He is currently Chairman of the Board of Gilbert Global Equity Partners, L.P., a private equity fund, Vice Chairman of the Executive Board of MidOcean Capital Partners, L.P., a private equity firm, a Director of Oaktree Capital Management, an investment firm, and a Director for SDCL EDGE Acquisition Corporation, a publicly-traded company special purpose acquisition corporation and has served in these capacities since 1998, 2005, 2016 and 2021, respectively. He was previously Chairman of the Board of CPM, Inc., a global provider of process machinery for the feed industry and Chairman and Senior Managing Director of SUN Group (USA), an investment firm, from 2007 to 2009. Previously, Mr. Gilbert was Managing General Partner of Soros Capital, L. P., Commonwealth Capital Partners, L.P., and Chemical Venture Partners. He also held investment banking positions with Morgan Stanley & Co., Wertheim & Co., Inc. and E.F. Hutton International. Mr. Gilbert was admitted to the Massachusetts Bar in 1970 and practiced law at Goodwin Procter & Hoar in Boston, Massachusetts. Mr. Gilbert is a Director and Chairman of the Board at Tripointe Homes, Inc., Empire State Realty Trust, Inc., and Fairholme Funds, Inc. He is also a member of the Writer’s Guild of America (East) and the Council on Foreign Relations, and a Director of the Lauder Institute at the University of Pennsylvania. Within the past five years, Mr. Gilbert served as a Director of several privately held companies. Mr. Gilbert has also served on the boards of more than 25 companies over the span of his career. Age 78.

Reasons for Mr. Gilbert’s nomination:

Mr. Gilbert has been nominated to serve as a Director of the Company due to his extensive experience in leadership positions in the financial services industry and long history of board service, including both with insurance companies and a diverse group of other companies, as well as his expertise accrued during his career in finance, private equity investing, investment banking and law.

Janice L. Innis-Thompson

Biographical data:

Ms. Innis-Thompson was elected to the Board of Directors in October 2021. Ms. Innis-Thompson is currently a director at the Executive Leadership Council and National Forest Foundation. She has also served on Boards for Bridge Builder Mutual Fund, an Edward Jones Complex; The Wardlaw-Hartridge School; Board IQ; New York Police Department Audit Advisory Board; and Hale House. Since 2020, Ms. Innis-Thompson has been Senior Vice President, Corporate Litigation & Legal Operations for Nationwide. For the three prior years, she was Chief Compliance Officer for Samsung Electronics America.

Ms. Innis-Thompson earned a BS degree in Public Relations from University of Florida and a Juris Doctor degree from University of Florida – Fredric G. Levin College of Law. Prior to her employment with Samsung Electronics America, Ms. Innis-Thompson was Senior Managing Director, Chief Compliance & Ethics Officer during a 10-year career at TIAA. Age 60.

Reasons for Ms. Innis-Thompson’s nomination:

Ms. Innis-Thompson has been nominated to serve as a Director of the Company due to her extensive experience in leadership positions in the insurance industry. In addition to her board leadership and senior management experience in areas including legal and compliance, Ms. Innis-Thompson has a history of contributing meaningfully to community organizations.

Theodore Shasta

Biographical data:

Mr. Shasta was elected to the Board of Directors in August 2009. Mr. Shasta is a former Senior Vice President and Partner of Wellington Management Company, a global investment advisor. At Wellington Management Company, Mr. Shasta specialized in the financial analysis of publicly traded insurance companies, including both property-casualty and financial guarantee insurers. Mr. Shasta joined Wellington Management Company in March 1996 as a global industry analyst responsible for the insurance industry. In January 2008, Mr. Shasta became a portfolio advisor responsible for senior-level relationship management for existing institutional clients and consultants as well as development of new business, a position that he held until June 2009. In addition, effective January 1999, Mr. Shasta was elected Partner and was promoted to Senior Vice President, and served in such positions until he withdrew from the partnership in June 2009. He also served on Wellington Management’s Audit Committee from January 2004 to June 2009 and was Chair of that Committee from January 2008 until June 2009. Prior to joining Wellington Management Company, Mr. Shasta was a Senior Vice President with Loomis, Sayles & Company where he was an industry analyst responsible for the automotive, freight transportation and insurance industries. Before that, he served in various capacities with Dewey Square Investors and Bank of Boston. Mr. Shasta earned his Chartered Financial Analyst designation in 1986. Mr. Shasta is a member of the Board of Directors of Chubb Limited (formerly ACE Limited) and serves as a member of its Audit Committee. Age 74.

Reasons for Mr. Shasta’s nomination:

Mr. Shasta has been nominated to serve as a Director of the Company due to his 25 years of experience as a financial analyst covering the insurance industry and the Company since it became a publicly traded entity, coupled with his in-depth understanding of economics, accounting and regulatory oversight of the financial guarantee industry and knowledge of the Company’s current operating environment.

Richard C. Vaughan

Biographical data:

Mr. Vaughan was elected to the Board of Directors in August 2007. He served as Executive Vice President and Chief Financial Officer of Lincoln Financial Group from 1995 until his retirement in May 2005. He joined Lincoln in July 1990 as Senior Vice President and Chief Financial Officer of Lincoln National’s Employee Benefits Division. In June 1992, he was appointed Chief Financial Officer for the corporation. He was promoted to Executive Vice President in January 1995. He was previously employed with EQUICOR from September 1988 to July 1990, where he served as a Vice President in charge of public offerings and insurance accounting. Prior to that, Mr. Vaughan was a Partner at KPMG Peat Marwick in St. Louis, from July 1980 to September 1988. Age 76.

Reasons for Mr. Vaughan’s nomination:

Mr. Vaughan has been nominated to serve as a Director of the Company due to his extensive experience in financial services and insurance businesses, his board service and his general knowledge and experience in financial matters, including as a Chief Financial Officer.

The Board has elected Mr. Gilbert as Chairman. In such capacity, he presides at non-management Director meetings. Shareholders or interested parties wishing to communicate with our Chairman or with the non-management Directors as a group may do so by submitting a communication in a confidential envelope addressed to the Chairman or the non-management Directors, in care of the Company’s Corporate Secretary, 1 Manhattanville Road, Suite 202, Purchase, New York 10577.

Director independence. The Company’s Board of Directors has determined in accordance with the independence standards set forth in the Board Practices that each Director named below is an Independent Director and that none of the Directors named below have any material relationships with the Company. Such Independent Directors are: Diane L. Dewbrey, Steven J. Gilbert, Janice L. Innis-Thompson, Theodore Shasta and Richard C. Vaughan. In addition, each of the Directors named in the foregoing sentence qualifies as an “independent director” under the NYSE Corporate Governance Listing Standards. These Independent Directors constitute a significant majority of the Company’s Board, consistent with the policy set out in the Board Practices.

In addition to the Board-level standards for Director independence, each member of the Audit Committee meets the enhanced independence requirements of the SEC and the NYSE for members of the Audit Committee, and each member of the Compensation Committee meets the enhanced independence requirements of the SEC and the NYSE for members of the Compensation and Governance Committee.

The Board Practices include the following independence standards designed to assist the Board in assessing Director independence, and can be found on the Company’s website, www.mbia.com, under the “Corporate Responsibility and Governance” link. The terms “MBIA” and “the corporation” in the following standards refer to MBIA Inc.

“The Board shall consist of a significant majority of independent directors. A director will not be considered “Independent” if such director

•
is a member of management or an employee or has been a member of management or an employee within the last five years;
•
has a close family or similar relationship with a member of key management;
•
is a lawyer, advisor or consultant to the corporation or its subsidiaries or has a personal service contract with the corporation or any of its subsidiaries;
•
has any other relationship with the corporation or its subsidiaries either personally or through his or her employer which, in the opinion of the Board, would adversely affect the director’s ability to exercise his or her independent judgment as a director;
•
is currently or has been within the last five years an employee of the corporation’s independent auditor;
•
is currently or has been within the last five years an employee of any company whose compensation committee includes an officer of MBIA; and
•
is an immediate family member (i.e., spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law or anyone (other than a domestic employee) who shares a person’s home) of a person described in either of the two previous categories.

Because the corporation is a major financial institution, outside directors or the companies they are affiliated with will sometimes have a business relationship with the corporation or its subsidiaries. Directors and companies with which they are affiliated are not given special treatment in these relationships. The Board believes that the existence of a business relationship is not, in and of itself, sufficient to disqualify a director from being considered an independent director. The materiality of the relationships and the director’s own ability to exercise independent judgment shall be evaluated, and external criteria for independence, such as those promulgated by the SEC and the NYSE shall be considered, including the enhanced independence requirements of the SEC and the NYSE for members of the Audit Committee and members of the Compensation and Governance Committee.

To help maintain the independence of the Board, all directors are expected to deal at arm’s length with the corporation and its subsidiaries and to disclose circumstances material to the director which might be perceived as a conflict of interest. The corporation shall disclose publicly, as required by law, its compliance with the requirement that a majority of its Board is comprised of independent directors.

The Board will make independence determinations on an annual basis prior to approving the director nominees for inclusion in the corporation’s proxy statement and, if an individual is to be elected to the Board other than at an annual meeting, prior to such election. Each director and nominee for director shall provide the corporation with full information regarding his or her business and other affiliations for purposes of evaluating the director’s independence.”

The Board of Directors recommends unanimously that you vote FOR this proposal to elect six Directors.

Vote necessary to elect six incumbent Directors. Directors are elected by a plurality of the votes cast under applicable law.

Pursuant to the Company’s By-Laws, an incumbent Director who fails to receive a majority of votes cast “for” his or her election in an uncontested election will be required to tender his or her resignation no later than five business days from the date of the certification of the election results and, no later than 90 days from such certification, the Board will accept such resignation absent compelling reasons.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome of the election or the resignation requirement.

Proposal 2: Approval of compensation paid to NEOs

As required by the rules of the SEC, you are being asked to vote to support or not support the compensation paid or awarded to the NEOs as described pursuant to the compensation disclosure rules of the SEC, including under the CD&A and the “Executive compensation tables” sections of this proxy statement. This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs, as disclosed under the CD&A and “Executive compensation tables” sections of this proxy statement.

We urge you to review the CD&A in its entirety to assist you in understanding our compensation actions as described therein. For the reasons set forth in the CD&A, you are being asked to vote to support or not support the adoption of the following resolution:

“RESOLVED, that the Company’s shareholders APPROVE, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including under the CD&A and ‘Executive compensation tables’ sections of this proxy statement.”

The Board of Directors and the Company recommend that the shareholders vote FOR Proposal 2 to express their support for the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including under the CD&A and “Executive compensation tables” sections of this proxy statement.

Vote necessary to support NEO compensation. The shareholder vote on Proposal 2 is advisory in nature and therefore will not be binding on the Board. However, the Compensation and Governance Committee will take into account the results of the vote and discussions with individual large shareholders in considering annual NEO compensation in subsequent periods. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Proposal 3: Selection of independent auditors

Since its founding in 1986, MBIA has used PricewaterhouseCoopers LLP as its independent auditor. From 1974 to 1986, PwC served the same role for MBIA’s predecessor organization, the Municipal Bond Insurance Association. During 2025, PwC examined the accounts of the Company and its subsidiaries, reported on the effectiveness of internal controls over financial reporting and also provided tax advice and other permissible services to the Company. Upon recommendation of the Audit Committee, the Board has appointed PwC as the independent auditors of the Company for 2026, subject to shareholder approval.

We expect that one or more representatives of PwC will be available at the Annual Meeting to make a statement, if desired, and to answer questions from those shareholders present.

The Board of Directors recommends unanimously that you vote FOR Proposal 3 to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company.

Vote necessary to ratify the selection of PwC as auditors. The approval to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company requires that the votes cast by shareholders favoring approval exceed the votes cast opposing approval. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome.

Company Logo MBIA INC. 1 MANHATTANVILLE ROAD SUITE 202 PURCHASE, NY 10577 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on May 4, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MBI2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 4, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V84895-P47880 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MBIA INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain 1a. Diane L. Dewbrey ☐ ☐ ☐ 1b. William C. Fallon ☐ ☐ ☐ 1c. Steven J. Gilbert ☐ ☐ ☐ 1d. Janice L. Innis-Thompson ☐ ☐ ☐ 1e. Theodore Shasta ☐ ☐ ☐ 1f. Richard C. Vaughan ☐ ☐ ☐ The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve, on an advisory basis, executive compensation. ☐ ☐ ☐ 3. To ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2026. ☐ ☐ ☐ Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V84896-P47880 This proxy is solicited by the Board of Directors for use at the Annual Meeting of MBIA Inc. on May 5, 2026. The undersigned hereby appoints Steven J. Gilbert and Richard C. Vaughan and each of them the proxies and agents of the undersigned, each with power of substitution, to vote all shares of Common Stock of MBIA Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at www.virtualshareholdermeeting.com/MBI2026, on Tuesday, May 5, 2026, at 10:00 a.m. ET, and at any adjournment thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all that said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the matters listed on the reverse side, as described in the MBIA Inc. Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side